SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ]           Preliminary Proxy Statement
[   ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]           Definitive Proxy Statement
[   ]           Definitive Additional Materials
[   ]           Soliciting Material under Rule 14a-12

PGT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]           No fee required.
[   ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[   ]           Fee paid previously with preliminary materials:

[   ]           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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April 25, 2016

Dear Fellow Stockholder:

I am pleased to invite you to attend our 2016 annual meeting of stockholders, to be held on May 19, 2016, at 1:00 p.m., local time, at the Sarasota Yacht Club in Sarasota, Florida.

This booklet includes the notice of the meeting of stockholders and the proxy statement. The proxy statement describes the various matters to be acted upon during the annual meeting and provides other information concerning PGT, Inc. of which you should be aware when you vote your shares.

You can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by completing and mailing your proxy or you may vote in person by attending the annual meeting. If you hold shares through a broker or other nominee in “street name,” you may also be able to vote using the internet or telephone by following the voting instructions they provide in your materials.

On behalf of the Board of Directors of PGT, Inc., I would like to express our appreciation for your ownership and continued interest in the affairs of PGT, Inc. and I hope you will be able to join us on May 19th for our 2016 annual meeting of stockholders.

Sincerely,

Rodney Hershberger
Chairman and CEO

PGT, INC.
1070 TECHNOLOGY DRIVE
NORTH VENICE, FLORIDA  34275

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Our 2016 annual meeting of stockholders (the “Meeting”) will be held at the Sarasota Yacht Club, 1100 John Ringling Boulevard, Sarasota, Florida 34236 on May 19, 2016, beginning at 1:00 p.m., local time. The Meeting is being held to:

1. Elect three directors, nominated by our Board of Directors, to serve until our 2019 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified;

2. Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year;

3. Approve, on an advisory basis, our executive compensation; and

4. Act on any other matter that may properly come before the Meeting.

The Board of Directors recommends a vote FOR Items 1, 2, and 3.

Stockholders of record at the close of business on April 15, 2016, are entitled to receive notice of and to vote at the Meeting and any adjournments. A complete list of stockholders entitled to vote at the Meeting will be open for examination by our stockholders for any purpose germane to the Meeting, during regular business hours, for a period of ten days prior to the Meeting, at the Company’s principal place of business and executive offices at 1070 Technology Drive, North Venice, Florida 34275, and at the Meeting.

The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Meeting.

Registration will begin at 12:30 p.m., local time, and each stockholder will be asked to present a valid form of personal identification. Cameras, recording devices and other electronic devices will not be permitted at the Meeting. Additional rules of conduct regarding the Meeting will be provided.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

PGT is delivering one annual report and proxy statement in one envelope addressed to all stockholders who share a single address unless they have notified us that they wish to “opt out” of the program known as “householding.”  Householding is intended to reduce our printing and postage costs. We will deliver a separate copy of the annual report or proxy statement promptly upon written or oral request. Please direct all requests to our Secretary at 1070 Technology Drive, North Venice, Florida 34275 or at (800) 282-6019.

If you are a stockholder of record and wish to receive a separate copy of the annual report and proxy statement in the future, please contact American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219 or call toll-free at (800) 937-5449 or locally and internationally at (718) 921-8124.

If you are a beneficial stockholder and you choose not to have the aforementioned disclosure documents sent to a single household address as described above, you must “opt-out” by calling (800) 542-1061.  Additional information regarding householding of disclosure documents should have been forwarded to you by your broker.  If we do not receive instructions to remove your account(s) from this service, your account(s) will continue to household until we notify you otherwise.

By Order of the Board of Directors,
Mario Ferrucci III
Vice President and General Counsel
April 25, 2016

This proxy statement and the accompanying form of proxy are being sent to our stockholders on or about April 25, 2016, in connection with our solicitation of proxies for use at the 2016 Meeting or at any adjournment(s) or postponement(s) of the Meeting.

PGT, INC.

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 19, 2016

INTRODUCTION

The annual meeting of stockholders (the “Meeting”) of PGT, Inc., a Delaware corporation (“PGT,” “we,” “us,” “our,” or the “Company”) will be held on Thursday, May 19, 2016, beginning at 1:00 p.m., local time, at the Sarasota Yacht Club, 1100 John Ringling Boulevard, Sarasota, Florida 34236. We encourage all of our stockholders to vote, and we hope that the information contained in this document will help you decide how you wish to vote.

The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted “FOR” Proposal One, the nominees of the Board of Directors in the election of the three directors whose terms of office will extend until the 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified; “FOR” Proposal Two, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year; and, “FOR” Proposal Three, approval, on an advisory basis, of our executive compensation. Any proxy may be revoked at any time before its exercise by notifying the Secretary of PGT in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to Be Held on May 19, 2016:

The proxy statement for the Meeting, the Annual Report to Stockholders and our

Annual Report on Form 10-K for the 2015 Fiscal Year Ended January 2, 2016

are available at www.pgtproxy2016.com.

THE MEETING OF STOCKHOLDERS

Why did I receive these proxy materials?

We are furnishing this proxy statement in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at the Meeting and at any adjournment or postponement of the Meeting. At the Meeting, stockholders will act upon the following proposals to:

•	Elect three directors, nominated by our Board of Directors, to serve until our 2019 annual meeting of the stockholders and until their respective successors shall have been duly elected and qualified;

•	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year;

•	Approve, on an advisory basis, our executive compensation; and

•	Act on any other matter that may properly come before the Meeting.

These proxy solicitation materials are being sent to our stockholders on or about April 25, 2016.

What do I need to attend the Meeting?

Attendance at the Meeting is limited to stockholders. Registration will begin at 12:30 p.m., local time, and each stockholder will be asked to present a valid form of personal identification. Cameras, recording devices and other electronic devices will not be permitted at the Meeting. Additional rules of conduct regarding the Meeting will be provided at the Meeting.

Who is entitled to vote at the Meeting?

The Board of Directors has determined that those stockholders who are recorded in our record books as owning shares of PGT common stock as of the close of business on April 15, 2016, are entitled to receive notice of and to vote at the Meeting. As of the record date, there were 49,167,223 shares of PGT common stock entitled to vote. Your shares may be (1) held directly in your name as the stockholder of record and/or (2) held for you as the beneficial owner through a stockbroker, bank or other nominee. Our common stock is our only class of voting securities. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.  There are no dissenters’ rights of appraisal in connection with any stockholder vote to be taken at the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each item?” below.

How can I vote my shares in person at the Meeting?

Shares of PGT common stock held directly in your name as the stockholder of record may be voted in person at the Meeting. SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES. EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

How can I vote my shares without attending the Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee.

Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee.

BY INTERNET OR TELEPHONE – If you hold shares through a broker or other nominee in “street name,” you may be able to vote by the internet or telephone as permitted by your broker or nominee.  The availability of internet and telephone voting for beneficial owners will depend on the voting process of your broker, bank or other holder of record.  Therefore, we recommend that you follow the voting instructions you receive.

BY MAIL — You may vote by mail by marking, signing and dating your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If the pre-addressed envelope is missing, please mail your completed proxy card to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, Attn: Proxy Department.

If you cast your vote in any of the ways set forth above, your shares of PGT common stock will be voted in accordance with your voting instructions, unless you validly revoke your proxy. If you are a stockholder of record and you sign and return your proxy card or complete the internet or telephone voting procedures, but you do not specify how you want to vote your shares, we will vote them “FOR” Proposal One, “FOR” Proposal Two; and “FOR” Proposal Three. We do not currently anticipate that any other matters will be presented for action at the Meeting. If any other matters are properly presented for action, the persons named on your proxy will vote your shares of PGT common stock on these other matters in their discretion, under the discretionary authority you have granted to them in your proxy.

If you own shares in “street name” through a broker and you do not provide instructions to your broker on how to vote your shares, your broker has discretion to vote these shares on certain “routine” matters, including the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, on non-routine matters such as the election of directors your broker must receive voting instructions from you, since it does not have discretionary voting power for these proposals. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum. Therefore, it is important for you to provide voting instructions to your bank, your broker or other nominee.

Can I change my vote after I submit my proxy?

Yes. Even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the Meeting by:

•	filing with our Secretary at 1070 Technology Drive, North Venice, Florida 34275 a signed, original written notice of revocation dated later than the proxy you submitted,

• submitting a duly executed proxy bearing a later date,

• voting by telephone or internet on a later date, or

• attending the Meeting and voting in person.

In order to revoke your proxy, prior to the Meeting, we must receive an original notice of revocation of your proxy at the address above sent by U.S. mail or overnight courier. If you grant a proxy, you are not prevented from attending the Meeting and voting in person. However, your attendance at the Meeting will not by itself revoke a proxy that you have previously granted. You must vote in person at the Meeting to revoke your proxy.

If your shares of PGT common stock are held in a stock brokerage account or by a bank, broker or other nominee, you may revoke your proxy by following the instructions provided by your bank, broker, or other nominee.

All shares of PGT common stock that have been properly voted and not revoked will be voted at the Meeting.

Is there a list of stockholders entitled to vote at the Meeting?

A complete list of stockholders entitled to vote at the Meeting will be available for examination by PGT stockholders for any purpose germane to the Meeting, during regular business hours, for a period of ten days prior to the Meeting, at the Company’s principal place of business and at the Meeting.

What constitutes a quorum to transact business at the Meeting?

Before any business may be transacted at the Meeting, a quorum must be present. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of PGT common stock entitled to vote on the record date will constitute a quorum. At the close of business on the record date, 49,167,223 shares of our common stock were entitled to vote. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of a quorum.

What is the recommendation of the Board of Directors?

Our Board of Directors recommends a vote “FOR” the election of our three nominees to the Board of Directors, and “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year, and “FOR” the approval, on an advisory basis, of our executive compensation.

What vote is required to approve each item?

Election of Directors

Directors named in Proposal One are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Meeting (up to the number of directors to be elected) will be elected. You may vote “FOR” or “WITHHELD” with respect to election of directors. Shares will be voted, if authority to do so is not withheld, for election of the Board of Directors’ nominees named in Proposal One. Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director. Broker non-votes, if any, will not affect the outcome of the vote on the election of directors.

Ratification of Independent Auditors

The affirmative vote of at least a majority of our common stock present, in person or by proxy, at the Meeting and entitled to vote on Proposal Two will be required to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year. Abstentions will have the same effect as votes “AGAINST” Proposal Two. Broker non-votes, if any, will have no effect on the outcome of the vote on Proposal Two.

Advisory Vote to Approve Executive Compensation (Say-On-Pay)

Our Board of Directors places great value on stockholder opinion, and seeks the opinion of our stockholders by requesting that our stockholders vote on the compensation of our Named Executive Officers (NEOs), pursuant to Section 14A of the Securities Exchange Act of 1934, as disclosed in this proxy statement, which includes the Compensation Discussion and Analysis, the Summary Compensation Table and the supporting tabular and narrative disclosure on executive compensation.

The vote on Proposal Three is advisory and not binding on the Company, but the Board of Directors values stockholder opinion and will consider the outcome of the vote in determining our executive compensation programs.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting and will publicly disclose results in a Current Report on Form 8-K within four business days of the date of the Meeting.

Who will count the votes?

A representative of American Stock Transfer & Trust Company, LLC, our transfer agent, will both tabulate the votes and serve as the inspector of election.

Who will pay for the cost of this proxy solicitation?

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will request banks, brokers, nominees, custodians and other fiduciaries, who hold shares of PGT common stock in street name, to forward these proxy solicitation materials to the beneficial owners of those shares, and we will reimburse them the reasonable out-of-pocket expenses they incur in doing so.

How can I access the Company’s proxy materials and annual report electronically?

A copy of our Annual Report on Form 10-K for the fiscal year ended January 2, 2016, as filed with the United States Securities and Exchange Commission (“SEC”) on March 11, 2016, is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Meeting. A copy of our Annual Report on Form 10-K and these proxy materials are available without charge at www.pgtproxy2016.com.

References to our website in this proxy statement are not intended to function as hyperlinks, and the information contained on our website is not intended to be incorporated into this proxy statement. These proxy materials are also available in print to stockholders without charge and upon request, addressed to PGT, Inc., 1070 Technology Drive, North Venice, Florida 34275, Attention: Secretary. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

May I propose actions for consideration at next year’s annual meeting of stockholders?

The Company’s bylaws provide that, in order for a stockholder to propose any matter for consideration at an annual meeting of the Company other than matters set forth in the Notice of Meeting such stockholder must have given timely prior written notice to the Corporate Secretary of the Company of such stockholder’s intention to bring such business before the meeting. To be timely for the 2017 Annual Meeting of Stockholders, notice must be received by the Company not later than February 17, 2017 nor earlier than January 18, 2017 (or if the meeting date for the 2016 annual meeting is not within thirty (30) days before or after the anniversary date of the prior year’s meeting, then not later than the tenth (10) day following the first to occur of the day on which the notice of the date of the meeting is mailed or public disclosure thereof is made). Such notice must contain certain information about such business and the stockholder who proposes to bring the business before the meeting, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the name and address of the stockholder, the class and number of shares of common stock owned beneficially or of record by such stockholder, any material interest of such stockholder in the business so proposed and a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the Meeting. If a proposal is not included in a proxy statement for the 2017 Annual Meeting of Stockholders, the proxies that management solicits for the meeting may exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 for inclusion in our proxy statement and form of proxy for our 2017 Annual Meeting of Stockholders must be received by us no later than December 23, 2016 and must comply with the requirements of the proxy rules promulgated by the SEC. Any proposals should be sent to:

PGT, INC. 1070 TECHNOLOGY DRIVE NORTH VENICE, FLORIDA 34275 ATTENTION: SECRETARY

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED, AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL ONE –
ELECTION OF DIRECTORS

There are currently nine members of our Board of Directors. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Board is “classified,” which means it is divided into three classes of Directors based on the expiration of their terms. Under the classified Board arrangement, Directors are elected to terms that expire on the Annual Meeting date three years following the Annual Meeting at which they were elected, and the terms are “staggered” so that the terms of approximately one-third of the Directors expire each year. At the Meeting, our stockholders will elect three Directors to hold office until the 2019 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Accordingly, this Proposal One seeks the election of three Directors (Mr. Alexander R. Castaldi, Mr. M. Joseph McHugh, and Mr. William J. Morgan) whose terms expire in 2016.

The Board of Directors has nominated Mr. Castaldi, Mr. McHugh, and Mr. Morgan to serve again as Class I Directors until the 2019 annual meeting of stockholders and until their respective successors have been duly elected and qualified. Each nominee has consented to continue to serve as a director if elected at the Meeting. Should a nominee become unavailable to accept election as a Director, the persons named in the enclosed proxy will vote the shares that such proxy represents for the election of such other person as the Board of Directors may nominate. We have no reason to believe that any of the nominees will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF THE
THREE CLASS I DIRECTOR NOMINEES.

Set forth below is certain information concerning each nominee for election as a Director at the Meeting and each Director whose current term of office will continue after the Meeting. Each of our Directors brings to our Board a wealth of varied experience derived from service as executives, financial experts, subject experts and/or industry leaders. They also all bring extensive Board experience. Specific considerations considered by the Board in the process undertaken in searching for and recommending qualified Director candidates are described below under “Governance of the Company – Director Nomination Process - Policy Regarding Processes for Identifying and Evaluating Director Nominees”.  The specific individual qualifications, experience, and skills of each of our Directors that led to the conclusion that the individual should serve as a Director of ours in light of our business and structure are described in the following paragraphs, and we believe that such qualifications, experience, and skills contribute to the Board’s effectiveness as a whole.

Name	Age	Class and Position	Date Elected or Appointed Director
Alexander R. Castaldi*	66	Class I Director	2004
M. Joseph McHugh*	78	Class I Director	2006
William J. Morgan*	69	Class I Director	2007
Brett N. Milgrim*	47	Class II Director	2003
Richard D. Feintuch*	63	Class II Director	2006
Jeffery T. Jackson	50	Class II Director	2016
Floyd F. Sherman *	76	Class III Director	2005
Rodney Hershberger	59	Class III Director	2004
Sheree L. Bargabos*	60	Class III Director	2016

* Denotes Director about whom the Board of Directors has made an affirmative determination regarding independence.

Class I - Directors with Terms Expiring in 2016

Alexander R. Castaldi, Director. Mr. Castaldi became a director in 2004. Mr. Castaldi is a Managing Director of JLL Partners, Inc., which he joined in 2003, and was previously a Chief Financial Officer of three management buyout firms. He was most recently Executive Vice President, Chief Financial Officer and Administration Officer of Remington Products Company. Previously, Mr. Castaldi was Vice President and Chief Financial Officer at Uniroyal Chemical Company. From 1990 until 1995, he was Senior Vice President and Chief Financial Officer at Kendall International, Inc. During the 1980s, Mr. Castaldi was also Vice President, Controller of Duracell, Inc. and Uniroyal, Inc. Mr. Castaldi serves as a director of several companies, including Medical Card System, Inc., J. G. Wentworth, LLC, and Education Affiliates, Inc.  From 2004 to February 2006, Mr. Castaldi served as a director of Builders FirstSource, Inc. The Board recognizes the vast experience at the senior executive management level which Mr. Castaldi possesses and deems it to be of great value to the Company and its stockholders.

M. Joseph McHugh, Director.  Mr. McHugh became a director in 2006. Mr. McHugh served as President and Chief Operating Officer of Triangle Pacific Corp., a leading manufacturer of hardwood flooring and kitchen cabinets, until his retirement in 1998. Previously, Mr. McHugh held a variety of positions at Triangle Pacific in operations and finance, including Vice President — Finance and Treasurer, Executive Vice President — Finance and Administration, and Senior Executive Vice President. Prior to joining Triangle Pacific, Mr. McHugh served as Vice President — Corporate Finance at Eppler, Guerin & Turner, Inc., a large, regional investment banking and brokerage firm based in Dallas, TX, where he advised on initial public offerings, mergers and acquisitions, private placements and venture capital investments. The Board understands that Mr. McHugh’s great experience at the senior management level in finance and administration at various entities positions him to make valuable contributions to the Board in its oversight functions and also recognizes his qualifications as a “financial expert” on the Audit Committee.

William J. Morgan, Director.  Mr. Morgan became a director in 2007. Mr. Morgan is a retired partner of the accounting firm KPMG LLP (“KPMG”) where he served clients in the industrial and consumer market practices. From 2004 until 2006, he was the Chairman of KPMG’s Audit Quality Council and, from 2002 until 2006, he was a member of its Independence Disciplinary Committee.  Mr. Morgan was the Lead Partner for the Chairman’s 25 Partner Leadership Development Program, and continued through 2009 to provide services to KPMG as an independent consultant to its leadership development group and as Dean of the then current Chairman’s 25 Partner Leadership Development Program.  He previously served as the Managing Partner of the Stamford, Connecticut office and as a member of the Board of Directors for KPMG LLP and KPMG Americas.  Mr. Morgan is a member of the Board of Directors of Barnes Group, Inc. and is the Chairman of its Audit Committee and is also a member of the Executive and Corporate Governance Committees.  Mr. Morgan is also a member of the Board of Directors and Audit Committee of the J. G. Wentworth Company. The Board identified Mr. Morgan’s extensive experience in public accounting (39 years, 29 as a partner), where he worked closely with client management and audit committees on matters relating to accounting, auditing, control, corporate governance, and risk management, as providing significant value to the Company and its stockholders.  The Board also recognizes Mr. Morgan’s significant board and audit committee experience and his qualifications as a “financial expert” on the Audit Committee.

CONTINUING DIRECTORS

Class II - Directors with Terms Expiring in 2017

Brett N. Milgrim, Director. Mr. Milgrim became a director in 2003. Mr. Milgrim is a director of Builders FirstSource, Inc., and was a Managing Director of JLL Partners, Inc., which he joined in 1997, until his retirement in 2011.  The Board understands that Mr. Milgrim is extremely knowledgeable regarding all aspects of corporate finance and the capital markets, and this knowledge is of critical importance to the Company and its stockholders.

Richard D. Feintuch, Director. Mr. Feintuch became a director in 2006. Mr. Feintuch was a partner of the law firm Wachtell, Lipton, Rosen & Katz from 1984 until his retirement in 2004, specializing in mergers and acquisitions, corporate finance, and the representation of creditors and debtors in large restructurings. Mr. Feintuch earned a B.S. in Economics from the Wharton School of the University of Pennsylvania and a J.D. from New York University School of Law.  The Board believes that Mr. Feintuch’s significant knowledge, and the experience he obtained as a partner of a leading international law firm, brings not only legal skills but practical know-how into the board room, and such skills are useful in the discussion and evaluation of all corporate affairs.

Jeffery T. Jackson, President, Chief Operating Officer and Director. Mr. Jackson joined the Company in 2005 as Vice President and Chief Financial Officer. The following year, he helped lead the Company's initial public offering, and was later named Executive Vice President. In 2014, Mr. Jackson was named President and Chief Operating Officer with responsibilities of overseeing the Company’s strategic plan, as well as all aspects of operations. In 2016, Mr. Jackson was elected director. Prior to joining the Company, he served in various Executive Leadership roles, including Division Chief Financial Officer, Vice President Corporate Controller, and Senior Vice President of Operations. Mr. Jackson earned a B.B.A. from the University of West Georgia and is a Certified Public Accountant in both Georgia and California. The Board believes that Mr. Jackson’s extensive leadership, financial and operational experience gained over the past 25 years, including 10 years in the building products industry, provides the Board with timely and valuable insight, and a highly desirable addition to the Board of Directors.

Class III – Directors with Terms Expiring in 2018

Floyd F. Sherman, Director. Mr. Sherman became a director in 2005. Since 2001, Mr. Sherman has served as Chief Executive Officer, and a director of Builders FirstSource, Inc., a leading supplier and manufacturer of structural and related building products for residential new construction. Before joining Builders FirstSource, Mr. Sherman spent 28 years at Triangle Pacific/Armstrong Flooring, the last nine of which he served as Chairman and Chief Executive Officer. Mr. Sherman has over 50 years of experience in the building products industry. A native of Kerhonkson, New York and a veteran of the U.S. Army, Mr. Sherman is a graduate of the New York State College of Forestry at Syracuse University. He also holds an M.B.A. degree from Georgia State University.  The Board understands that Mr. Sherman’s 40 years of experience in the building products industry provide him with the knowledge to make significant contributions to the development of the Company’s business strategy.

Rodney Hershberger, Chief Executive Officer and Chairman of the Board. Mr. Hershberger, a co-founder of PGT Industries, Inc., has served the Company for over 35 years. Mr. Hershberger was named President and Director in 2004 and became our Chief Executive Officer in March 2005. In 2003, Mr. Hershberger became Executive Vice President and Chief Operating Officer and oversaw the Company’s Florida and North Carolina operations, sales, marketing, and engineering groups. Previously, Mr. Hershberger led the manufacturing, transportation, and logistics operations in Florida and served as Vice President of Customer Service. Mr. Hershberger’s long tenure as Chief Executive Officer of PGT, and 35 years of industry experience, provides him with detailed knowledge of the Company and the market we serve. Mr. Hershberger has extensive experience in serving in code setting industry organizations and, having founded the Company, creating shareholder value. The Board recognizes Mr. Hershberger’s significant contributions to the Company.

Sheree L. Bargabos, Director. Ms. Bargabos became a director in 2016. Ms. Bargabos is a seasoned executive whose career spans 35+ years at Owens Corning, a global maker of building and composite material systems, until her retirement in 2015. Prior to her most recent transition role as Vice President, Customer Experience; she spent a decade as the President of Owens Corning’s $2 billion Roofing and Asphalt division. Ms. Bargabos earned a B.S. in Chemistry from McGill University and an M.B.A. from Babson College. The Board recognizes Ms. Bargabos’ extensive experience in various senior executive management positions and her knowledge acquired over 35 years within the building products industry. The Board believes that the experience gained by Ms. Bargabos over 35 years spent with a global leader in the building materials industry makes her highly qualified, and will add additional insight and leadership to the Board of Directors and will be an asset to the Company.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Board Purpose and Structure

The mission of the Board of Directors is to provide strategic guidance to the Company’s management, to monitor the performance and ethical behavior of the Company’s management, and to maximize the long-term financial return to the Company’s stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies. With the additions of Ms. Bargabos and Mr. Jackson effective on February 1, 2016, the Board is constituted of nine directors.

Mr. Hershberger serves as both the Company’s Chairman and its Chief Executive Officer, and Mr. Jackson serves as both a director and the Company’s President and Chief Operating Officer. The Board has not designated a lead independent director. The Board believes that currently there are a number of important advantages for the Company having the positions of Chairman and Chief Executive Officer held by the same person. Mr. Hershberger is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Company’s independent directors bring experience, oversight and expertise from outside the Company and its industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer currently promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance. The Board additionally believes that having a second director position filled by another member of the Company’s executive management, specifically the role of President and Chief Operating Officer, adds additional industry and Company-specific experience and expertise and further enhances the Board’s ability to obtain information and evaluate the effectiveness of the Company’s leadership and operating strategies.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly receives information regarding the Company’s credit, liquidity and operations from senior management. During its review of such information, the Board discusses, reviews and analyzes risks associated with each area, as well as risks associated with new business ventures and those relating to the Company’s executive compensation plans and arrangements. As a result of such discussion, review and analysis, and considering input from the Compensation Committee, the Board has determined that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company or its results. The Audit Committee oversees management of financial and compliance risks and potential conflicts of interest, and the entire Board of Directors is regularly informed through committee reports about such risks. Beginning in 2016, the newly formed Governance Committee oversees and is responsible for assessing certain risks specifically in connection with corporate governance principles and guidelines and management of risks associated with the independence of the Board.

Director Independence

The Board of Directors applies standards in affirmatively determining whether a director is “independent,” in compliance with applicable SEC rules and the rules and listing standards of the NASDAQ Stock Market LLC (the “NASDAQ”).  The Board of Directors, in applying the above-referenced standards, has affirmatively determined that Messrs. Castaldi, Feintuch, McHugh, Milgrim, Morgan, and Sherman, and Ms. Bargabos, are “independent” Directors. As part of the Board’s process in making such determination, it also determined that each such Director has no other “material relationship” with the Company that could interfere with his ability to exercise independent judgment.

The Board of Directors includes two management directors, Mr. Hershberger, who is the Chairman of the Board and the Company’s CEO, and Mr. Jackson, who serves as the Company’s President and Chief Operating Officer. The Board of Directors has determined that Mr. Hershberger and Mr. Jackson are not independent under the rules and listing standards of NASDAQ.

As part of its annual evaluation of Director independence, the Board examined (among other things) whether any transactions or relationships exist currently (or existed during the past three years), between each independent director and the Company, its subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the relevant NASDAQ and SEC standards. No transactions, relationships or arrangements, other than those described under “Certain Relationships and Related Transactions” were presented to, or considered by, the Board. The Board also examined whether there are (or have been within the past year) any transactions or relationships between each independent director and any executive officer of PGT or its affiliates. As a result of this evaluation, the Board has affirmatively determined that each independent director is independent under those criteria. Independent directors meet in regularly scheduled executive sessions outside the presence of other directors and management representatives. Interested parties, including stockholders, may communicate with the Chairman of the Board of Directors or the independent directors as a group through the process described in this Proxy Statement under the heading “Governance of the Company — Director Nomination Process - Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communication.”

Board Meetings and Attendance

In 2015, including both regularly scheduled and special meetings, our Board of Directors met a total of nine times, the Audit Committee met a total of six times, and in addition to participating in numerous calls and various other interactions discussing compensation issues with members of management, other members of the Compensation Committee, and the Board of Directors, the Compensation Committee met once. During 2015, seven of the meetings of the Board of Directors were attended by all directors, and two of the meetings of the Board of Directors were attended by all but one director. Additionally, in 2015, four of the meetings of the Audit Committee were attended by all of the members of such committee, two of the meetings of the Audit Committee were attended by all but one member of such committee, and the meeting of the Compensation Committee was attended by all of the members of such committee. Pursuant to the PGT, Inc. Policy on Director Attendance at the Annual Meeting of Stockholders, which can be obtained without charge in the “Investor Relations” section of our Company website at www.pgtindustries.com under the heading “Corporate Governance,” all directors are strongly encouraged to attend the annual meeting in person. Any director who is unable to attend an annual meeting of stockholders is expected to notify the Chairman of the Board in advance of such meeting. All members of the Company’s Board of Directors, except Mr. Sherman, attended our 2015 annual meeting of stockholders held on May 21, 2015, and, all members of the Company’s Board of Directors attended greater than three-quarters of the aggregate of the total meetings of the Board of Directors and the total meetings held by all committees on which each such director served.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to the oversight of the accounting and financial reporting practices of PGT, including oversight of the integrity of our financial statements and compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of our independent registered public accounting firm. The Audit Committee also reviews the adequacy of staff and management performance and procedures in connection with financial and disclosure controls, including our system to monitor and manage business risks and legal and ethical compliance programs. The Audit Committee also is charged with preparation of an audit committee report, retention and termination of our independent registered public accounting firm, annual review of the report of our independent registered public accounting firm, and discussion with our independent registered public accounting firm of the audited annual and unaudited quarterly financial statements of PGT and any audit problems or difficulties and management’s response thereto. The Audit Committee Charter can be obtained without charge in the “Investor Relations” section of our Company website at www.pgtindustries.com under the heading “Corporate Governance.”

The Audit Committee is comprised of three independent directors (as that term is defined by the NASDAQ listing standards and SEC regulations), Messrs. Feintuch, McHugh, and Morgan. In 2015, Mr. McHugh served as the Chairman of the Audit Committee, and Mr. Morgan currently serves as Chairman of the Audit Committee. The Audit Committee met six times during 2015. During each meeting, the Audit Committee met privately with the Company’s independent registered public accounting firm. The Board of Directors has: (i) affirmatively determined that all Audit Committee members are financially literate and possess “financial sophistication” as defined by the NASDAQ listing standards; (ii) has designated Messrs. McHugh and Morgan, as audit committee “financial experts” as defined by SEC rules; and (iii) determined that Messrs. Feintuch, McHugh, and Morgan meet the independence standards of both the SEC rules and the NASDAQ rules for Audit Committee members.

Compensation Committee

The Compensation Committee determines the compensation of our executive officers, including our Chief Executive Officer.  The Compensation Committee also reviews and reassesses the compensation paid to members of our Board for their service on our Board and Board committees and recommends any changes in compensation to the full Board for its approval. In addition, the Compensation Committee authorizes all stock option and other equity-based awards to employees and non-employee directors under our stock option and equity incentive plans. The Compensation Committee met once in 2015, and members of such committee participated in numerous calls and various other interactions discussing compensation issues with members of management, compensation consultants, other members of the Compensation Committee, and the Board of Directors, as well as acting through unanimous written consent. For information about our compensation program, the role of the Compensation Committee and the engagement of compensation consultants in setting executive compensation, see “Executive Compensation - Compensation Discussion and Analysis.” The Compensation Committee charter can be obtained without charge in the “Investor Relations” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance.”

In 2015, the Compensation Committee was comprised of three directors, Messrs. Castaldi, Feintuch, and Sherman, all of whom are independent directors (as that term is defined by the NASDAQ listing standards and SEC regulations). Mr. Castaldi serves as Chairman of the Compensation Committee.

In 2016, the Compensation Committee is comprised of three directors, Messrs. Castaldi, Milgrim, and Sherman, all of whom are independent directors (as that term is defined by the NASDAQ listing standards and SEC regulations). Mr. Castaldi serves as Chairman of the Compensation Committee.

Governance Committee

The Governance Committee, which is a newly established committee of the Board of Directors formed in February 2016, advises the Board on corporate governance matters and, among other things, assists the Board in identifying and recommending qualified Board candidates. The Governance Committee also reviews and makes recommendations to the Board on the size and composition of the Board, independence determinations with respect to continuing and prospective Board members, assignments to committees of the Board and resignations of directors, when appropriate. The Governance Committee also oversees the evaluation of the Board, the committees and individual directors. Having been newly created in 2016, the Governance Committee did not meet during 2015.

The Governance Committee is comprised of three directors, Ms. Bargabos, and Messrs. Feintuch, and Morgan, all of whom are independent directors (as that term is defined by the NASDAQ listing standards and SEC regulations). Mr. Feintuch serves as Chairman of the Governance Committee.

Information on the Compensation of Directors

Annual compensation of the Board of Directors typically occurs in May of each year. For the 2015 board-service year, except for Ms. Bargabos, whose tenure on the Company’s Board of Directors did not begin until February 1, 2016, all non-management directors received the following annual compensation: (a) a cash retainer of $57,500; (b) restricted stock, the restrictions on which are scheduled to lapse on the first anniversary of the date of grant, granted at the beginning of each year of service as a director with a value at the time of issuance of approximately $57,500; (c) an annual cash retainer of $7,500 for service on the Audit Committee, and $5,000 for service on each of the Compensation Committee and Governance Committee, and (d) reimbursement of reasonable travel expenses.

No Material Proceedings

There were no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or beneficially of more than five percent of our common stock (or their associates), is a party adverse to the Company or its subsidiary or has a material interest adverse to the Company or its subsidiary.

GOVERNANCE OF THE COMPANY

We are committed to conducting our business in a way that reflects the highest standards of legal and ethical conduct. We want to be a company of integrity and to be perceived as such by everyone who comes in contact with us. To that end, the Board of Directors has approved a comprehensive system of corporate governance documents. These documents meet or exceed the requirements established by the NASDAQ listing standards and by SEC rules and are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes, and practices followed by the Board, executive officers and employees in governing the Company, and serve as a flexible framework for sound corporate governance. For information regarding the members of the Company’s Board of Directors, see the sections in this proxy titled “Proposal One – Election of Directors” and “Continuing Directors.” For information regarding the management of the Company, see the section in this proxy statement titled “Executive Compensation – Compensation Discussion and Analysis – Management.”

Code of Business Conduct and Ethics

Properly reflecting PGT’s desire and commitment to conducting business in the highest ethical and legal standards, on June 2, 2006, our Board of Directors adopted: (i) a Code of Business Conduct and Ethics that applies to the Company’s directors, officers and employees, (ii) a Supplemental Code of Ethics for our Chief Executive Officer, President, and Senior Financial Officers, and (iii) a Policy on Insider Trading. Our Compliance Committee, comprised of representatives from our Legal, Finance, and Human Resources departments, administers our Code of Business Conduct and Ethics, and our General Counsel administers our Supplemental Code of Ethics and our Policy on Insider Trading.

The Company’s Code of Business Conduct and Ethics includes provisions ranging from restrictions on gifts and respect for colleagues to conflicts of interest and fraud. The Company’s Policy on Insider Trading relates to the confidentiality of and prohibition on the use of material non-public information an employee may come to possess in the course of conducting the Company’s business. Upon employment with the Company, all employees are required to affirm in writing their acceptance of these codes. Copies of these codes can be obtained without charge in the “Investor Relations” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance” or by written request to the Company at the address appearing on the first page of this proxy statement to the attention of our Corporate Secretary.

Violations of our Supplemental Code of Ethics must be reported to the Audit Committee. Copies of the code and any waiver or amendment to such code can be obtained without charge in the “Investor Relations” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance” or by written request to the Company at the address appearing on the first page of this proxy statement to the attention of the Corporate Secretary.  There have been no waivers of, or amendments to, the code, and we are not aware of any violations of such code.

Our employees are encouraged to anonymously report any suspected violations of laws, regulations, the Code of Business Conduct and Ethics, and/or any suspected unethical business practices, via a web-based reporting system or a continuously monitored hotline.

In addition, within five business days of:  (i) any amendment to our Code of Business Conduct and Ethics or our Supplemental Code of Ethics, or (ii) the grant of any waiver, including an implicit waiver, from a provision of one of these policies to one of these officers that relates to one or more of the items set forth in Item 406(b) of Regulation S-K, we will provide information regarding any such amendment or waiver (including the nature of any waiver, the name of the person to whom the waiver was granted and the date of the waiver) in the “Investor Relations” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance.”  In addition, we will disclose any amendments and waivers to our Code of Business Conduct and Ethics and our Supplemental Code of Ethics as required by the listing standards of the NASDAQ Global Market.

Director Nomination Process

By-law Provisions for Stockholder Nominations for Director Candidates

PGT, Inc.’s By-laws provide that no director may be nominated by a stockholder for election at an annual meeting unless the stockholder (a) has delivered to the Corporate Secretary within the time limits described in the By-laws a written notice containing the information specified in the By-laws and (b) was a stockholder of record at the time such notice was delivered to the Corporate Secretary and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting. Accordingly, in order for a stockholder’s nomination of a person for election to the Board of Directors to be considered by the stockholders at the 2017 annual meeting in accordance with the Company’s By-laws, the required written notice must be received by our Corporate Secretary on or after January 18, 2017, but no later than February 17, 2017. Only individuals who are nominated in accordance with the procedures set forth in the By-laws are eligible to stand for election as directors at a meeting of stockholders and to serve as directors. A copy of the By-laws can be obtained without charge in the “Investor Relations” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance” or by written request to the Corporate Secretary, 1070 Technology Drive, North Venice, Florida 34275.

Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communication

The Board of Directors has adopted a Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communication which sets forth the process by which the Governance Committee will consider candidates for director recommended by stockholders in accordance with the Company’s By-laws. A current copy of the Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communication is available in the “Investor Relations” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance” or by written request to the Corporate Secretary, 1070 Technology Drive, North Venice, Florida 34275. To have a candidate considered by the Board, a stockholder must submit the recommendation in writing and must include the following information:

•	The name and record address of the stockholder and evidence of such stockholder’s ownership of the Company’s stock, including the class or series and number of shares owned;

•	Whether the stockholder intends to appear in person or by proxy at the meeting to make the nomination;

•	A description of all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is made;

•
The name, age, residence, business address and principal occupation of the candidate, the class or series and number of shares of Company stock, if any, owned beneficially or of record by the candidate, and the candidate’s consent to be named as a director if selected and nominated by the Board; and

•
Any other information relating to either the stockholder or the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 1070 Technology Drive, North Venice, Florida 34275 and must be delivered to or mailed and received by the Corporate Secretary (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders, provided that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

The policy also describes the process for stockholders to send communications to the Board. Stockholders, and other interested parties, may contact any member (or all members) of the Board (including the non-management directors as a group, any Board committee or any chair of any such committee) by mail at the address below, electronically through the “Investor Relations” section of our Company’s website at www.pgtindustries.com in the section titled “Corporate Governance” by clicking on “Contact the Board,” or by calling the Company’s independent, toll-free Whistleblower Hotline at 877-483-7137. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 1070 Technology Drive, North Venice, Florida 34275. All communications received as set forth above will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent an appropriate message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Policy Regarding Processes for Identifying and Evaluating Director Nominees

The Governance Committee identifies, evaluates, selects and recommends director nominees. The Board of Directors has adopted a Policy Regarding Processes for Identifying and Evaluating Director Nominees that describes the process followed by the Governance Committee to identify, evaluate, select and nominate director candidates. A copy of the Policy Regarding Processes for Identifying and Evaluating Director Nominees is available without charge in the “Investor Relations” section of our Company website at www.pgtindustries.com under the heading “Corporate Governance.”

The Board of Directors believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have a record and reputation for honest and ethical conduct in both his or her professional and personal activities. Nominees for director shall be those people who the Governance Committee believes, after taking into account, among other things, their skills, expertise, integrity, character, judgment, age, independence, corporate experience, length of service, conflicts of interest and commitments, including, among other things, service on the boards (or comparable governing bodies) of other public companies, private business companies, charities, civic bodies or similar organizations and other qualities, will enhance the Board’s ability to manage and direct, in an effective manner, the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and satisfy any independence requirements imposed by law, regulation or NASDAQ listing requirements.  While the Board of Directors has not adopted a formal policy with respect to diversity, our Governance Committee seeks directors who have a diversity of experience, expertise, viewpoints, skills, and specialized knowledge.

The Governance Committee will identify potential nominees by asking current directors and executive officers to notify the Board if they become aware of persons meeting the criterion described above or by engaging a firm or firms that specialize in identifying director candidates. The Governance Committee also will consider candidates recommended by stockholders as described above.

Auditor Services Pre-Approval Policy

The Audit Committee Charter, available in the “Investor Relations” section of our Company’s website at www.pgtindustries.com under the heading “Corporate Governance”, tasks the Audit Committee with the responsibility of appointing, compensating, retaining and overseeing the work of the Company’s independent registered public accounting firm, and defines the principles and procedures followed by the Audit Committee in overseeing the annual audit, quarterly reviews, financial reporting process and internal controls.

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by KPMG LLP prior to their engagement for such services. The Audit Committee has adopted a pre-approval policy pursuant to which the Audit Committee establishes detailed pre-approved categories of non-audit services that may be performed by KPMG LLP during the fiscal year, subject to dollar limitations set by the Audit Committee. For the 2014 and 2015 fiscal year, all of the fees paid to KPMG LLP and corresponding services provided under the categories Audit Fees and Audit-Related Fees were pre-approved by the Audit Committee, and none of such fees were approved in reliance on the de minimis exception established by the SEC.

Procedures for Anonymous Reporting Regarding Accounting and Auditing Matters

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee also has established procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by our employees, and others, of concerns regarding accounting or auditing matters utilizing our confidential Whistleblower hotline, previously discussed.

PROPOSAL TWO –
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee appointed KPMG LLP, independent registered public accounting firm, to audit PGT’s fiscal 2016 consolidated financial statements. As a matter of good corporate governance, the Company’s stockholders will be requested to ratify the Audit Committee’s selection at the Meeting. KPMG LLP has audited PGT’s consolidated financial statements since 2014.

Although there is no requirement that KPMG LLP’s appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the stockholders choose not to ratify the appointment of KPMG LLP. A representative of KPMG LLP will be present at the Meeting, not to make a statement, but to be available to answer appropriate questions. The Audit Committee may terminate the appointment of KPMG LLP as our independent registered public accounting firm without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.

KPMG LLP has affirmed that they are not aware of any relationships between KPMG LLP and the Company that may reasonably be thought to bear on their independence, specifically including, but not limited to, the fact that Mr. Morgan is a retired partner of KPMG, as disclosed in detail in Mr. Morgan’s biography under “Class I – Directors with Terms Expiring in 2016.”

The Audit Committee approves the annual audit fee of the Company’s independent auditors. The Audit Committee also establishes pre-approved limits for which the Company’s management may engage the Company’s independent auditors for specific services. Any work which exceeds these pre-approved limits in a quarter requires the advance approval of the Audit Committee. Each quarter, the Audit Committee reviews all work done by the independent auditors during the previous quarter.  All fees for fiscal 2015 were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE RATIFICATION OF
THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM.

PROPOSAL THREE –
APPROVE, ON AN ADVISORY BASIS, OUR EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), the Company’s stockholders are entitled to vote at the Meeting to approve the compensation of Named Executive Officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K under the Exchange Act. The Dodd-Frank Act provides that this vote is advisory only and it is not binding on the Company or the Board. This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to the Named Executive Officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of the Named Executive Officers. The non-management members of the Board of Directors and the Compensation Committee will, however, take into account the outcome of this advisory vote when considering future compensation arrangements.

Accordingly, stockholders are being asked to vote at the Meeting on our executive compensation policies and procedures for the Named Executive Officers, as described in the Compensation Discussion and Analysis, compensation tables and narrative disclosure included in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse our fiscal 2015 executive compensation programs and policies for the Named Executive Officers through the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

We believe that our compensation components provide a reasonable balance of base compensation, cash incentive compensation, long-term equity-based incentive compensation, and other benefits and perquisites, that is closely aligned with each executive officer’s individual performance and the Company’s overall performance. The Company aims to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through cash and equity-based incentive compensation to achieve business objectives and create stockholder value. We believe that each of our compensation components is integral to attracting, retaining and reward qualified Named Executive Officers, and fostering operating performance.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which provides the biographies of our Named Executive Officers, and discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL,
ON AN ADVISORY BASIS, OF THE COMPENSATION PAID BY THE COMPANY
TO ITS NAMED EXECUTIVE OFFICERS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 15, 2016, unless otherwise noted, for (a) each person who is known by us to own beneficially more than 5% of our common stock, (b) each of our current and incumbent directors named above, (c) each of our Named Executive Officers named in the Summary Compensation Table below, and (d) all of our directors and executive officers as a group.

The percentages of shares provided in the table are based on 49,167,223 voting shares as of April 15, 2016. Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon the exercise of options that are exercisable within 60 days of April 15, 2016, are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Voting Shares
Beneficial Owners of More Than 5%:
BlackRock, Inc.	5,514,191	(2)	11.2%
Columbia Wanger Asset Management, LLC	3,789,069	(3)	7.7%
Renaissance Technologies Holdings Corporation	3,103,329	(4)	6.3%

Non-Employee Directors and Nominees:
Sheree L. Bargabos	1,736		*
Alexander R. Castaldi	114,320		*
Richard D. Feintuch	186,933	(5)	*
M. Joseph McHugh	134,213	(6)	*
Brett N. Milgrim	62,447		*
William J. Morgan	81,540	(7)	*
Floyd F. Sherman	72,538	(8)	*

Named Executive Officers:
Rodney Hershberger	1,971,888	(9)	4.0%
Jeffrey T. Jackson	389,018	(10)	*
Bradley West	110,116	(11)	*
Mario Ferrucci III	62,313	(12)	*

Directors and executive officers as a group	3,187,062	(13)	6.5%

* Percentage does not exceed one percent of the total shares eligible to vote.

(1) Unless otherwise indicated, the business address of each person is PGT, Inc., 1070 Technology Drive, North Venice, Florida, 34275.
(2) The information reported is based on a Schedule 13G/A (Amendment No. 4) filed January 8, 2016, with the SEC, in which BlackRock, Inc. reported that at December 31, 2015, it had sole dispositive power over 5,514,191 shares and sole voting power over 5,423,990 shares.  The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.

(3) The information reported is based on a Schedule 13G/A (Amendment No. 2) filed January 20, 2016, with the SEC, in which Columbia Wanger Asset Management LLC reported that at December 31, 2015, it had sole dispositive power over 3,789,069 shares and sole voting power over 3,324,987 shares.  The principal business address of Columbia Wanger Asset Management LLC is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(4) The information reported is based on a Schedule 13G/A (Amendment No. 2) filed February 11, 2016, with the SEC, in which Renaissance Technologies Holdings Corporation reported that at December 31, 2015, it had sole dispositive and voting power over 3,103,329 shares.  The principal business address of Renaissance Technologies Holdings Corporation is 800 Third Avenue, New York, New York 10022.

(5) Includes options outstanding to acquire 151,154 shares of common stock exercisable currently or within 60 days of April 15, 2016.
(6) Includes options outstanding to acquire 83,601 shares of common stock exercisable currently or within 60 days of April 15, 2016.
(7) Includes options outstanding to acquire 41,395 shares of common stock exercisable currently or within 60 days of April 15, 2016.
(8) Includes options outstanding to acquire 67,797 shares of common stock exercisable currently or within 60 days of April 15, 2016.
(9) Includes options outstanding to acquire 972,026 shares of common stock exercisable currently or within 60 days of April 15, 2016.
(10) Includes options outstanding to acquire 288,880 shares of common stock exercisable currently or within 60 days of April 15, 2016.
(11) Includes options outstanding to acquire 82,411 shares of common stock exercisable currently or within 60 days of April 15, 2016.
(12) Includes options outstanding to acquire 16,872 shares of common stock exercisable currently or within 60 days of April 15, 2016.
(13) This group is comprised of 11 individuals. Includes options outstanding to acquire 1,704,136 shares of common stock by all current directors and executive officers exercisable currently or within 60 days of April 15, 2016.

We know of no arrangements, the operation of which may at a subsequent date result in the change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of the Company’s equity securities. Executive officers, directors, and beneficial owners of greater than 10% of our securities are required by SEC regulations to provide us with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to us and written representations from our executive officers and directors that no other reports were required, we believe that through January 2, 2016, all of our executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except that one required Form 4 for each non-management member of the Board of Directors, relating to each member’s grant of restricted stock grant for the 2015 board-service year was not timely filed.

EXECUTIVE COMPENSATION –
COMPENSATION DISCUSSION AND ANALYSIS

Management

Our current executive officers are as follows:

Name	Age	Position
Rodney Hershberger	59	Chief Executive Officer and Chairman
Jeffrey T. Jackson	50	President and Chief Operating Officer
Bradley West	46	Senior Vice President – Chief Financial Officer
Mario Ferrucci III	53	Vice President and General Counsel

Rodney Hershberger, Chief Executive Officer and Chairman. Mr. Hershberger, a co-founder of PGT Industries, Inc.,  has served the Company since its founding in 1980. Mr. Hershberger was appointed Chairman of the Board in 2014. Mr. Hershberger was named President and Director in 2004 and became our Chief Executive Officer in 2005. In 2003, Mr. Hershberger became Executive Vice President and Chief Operating Officer and oversaw the Company’s Florida and North Carolina operations, sales, marketing, and engineering groups. Previously, Mr. Hershberger led the manufacturing, transportation, and logistics operations in Florida and served as Vice President of Customer Service. The Board recognizes Mr. Hershberger’s over 30 years of experience with the Company in the Florida market and the position of respect he has earned throughout the industry through his thoughtful and honest leadership as well as his knowledge, skill and reputation as driving great value to the Company and its stockholders.

Jeffrey T. Jackson, President and Chief Operating Officer. Mr. Jackson was appointed President and Chief Operating Officer of the Company on May 7, 2014, and was elected to the Board in 2016. Prior to this Mr. Jackson served as the Company’s Executive Vice President of Operations and Chief Financial Officer. Mr. Jackson joined PGT in November 2005 and helped lead the Company's IPO in 2006. Prior to joining us he served in various Executive Management roles, including Division Chief Financial Officer, Vice President Corporate Controller, and Senior Vice President of Operations. Mr. Jackson earned a B.B.A. from the University of West Georgia and is a Certified Public Accountant in both Georgia and California. Mr. Jackson currently serves on the Board of Directors of Loar Group and is also Chairman of its Audit Committee.

Bradley West, Senior Vice President and Chief Financial Officer. Mr. West was appointed as Chief Financial Officer in 2014 and Senior Vice President in 2015. Prior to this, Mr. West served as the Company’s Vice President and Controller. Mr. West joined PGT in 2006 serving as Director of Financial Planning and Analysis, Director of Accounting and Finance, and Vice President and Controller through 2014. With his most recent appointment as Chief Financial Officer, Mr. West is responsible for PGT’s Accounting and Finance Departments, as well as its Investor Relations, Treasury, and Risk Management functions. Mr. West has nearly 20 years of management experience in manufacturing organizations, earned a B.B.A. degree from the University of Michigan, and is a Certified Public Accountant in Georgia.

Mario Ferrucci III, Vice President and General Counsel. Mr. Ferrucci joined PGT in April 2006 and is responsible for PGT's Corporate Governance and Compliance, our Strategic Purchasing and Material Handling functions, and our acquisition and integration activities.  At various times since joining PGT, Mr. Ferrucci led the Company’s Design Engineering, Code Compliance, IT and Field Service departments. Previously an M&A Attorney at Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Ferrucci graduated magna cum laude from the Widener University School of Law, earning an M.A.A.B.T. from the University of Connecticut and B.A. from Colby College. He is a member of the Delaware Bar Association.

Compensation Philosophy and Objectives

Our goal in establishing the executive compensation structure is to attract, retain and reward key leaders who drive both near-term and long-term value for our stockholders.  Our compensation structure is designed to reward leadership skills, operating performance and financial accomplishments. We also believe that successful compensation programs for executive officers and other key employees, including the Named Executive Officers, must further the following primary objectives, which are to:

•	ensure employee interests are aligned with the enhancement of stockholder value;
•	attract and retain quality leaders;
•	reward consistent and superior performance for exemplary company and individual performance; and
•	provide incentives to enhance future performance and increased levels of responsibility.

All compensation policies and decisions are designed to reward employees, including the Named Executive Officers, who demonstrate the capacity to make significant contributions to our operational, financial and competitive performance, thereby furthering the first primary objective referred to above.  Key factors to increase or decrease compensation includes:

•	the nature, scope and level of the individual’s responsibilities;
•	our overall performance and profitability, which we primarily measure by net sales, EBITDA, and return on operating investment;
•	our long-term stock price performance and total return to stockholders; and
•	the employee’s performance compared to goals and objectives.

At the 2013 annual meeting, more than 99% of the votes present were cast in favor of the advisory resolution on our executive compensation. At the 2014 annual meeting, 95% of the votes cast were in favor of the proposal to approve the 2014 Omnibus Equity Incentive Plan. We believe this indicates stockholder confidence in our compensation programs. In addition, at the 2013 annual meeting, stockholders voted to approve a triennial holding of the advisory vote on the Company’s executive compensation. Accordingly, the Company is again soliciting our stockholders’ opinion of our compensation programs via non-binding, advisory vote in Proposal Three, and will hold future, non-binding, advisory votes on executive compensation on a triennial basis until the next required non-binding, advisory vote on the frequency of the advisory vote on executive compensation at the Company’s 2019 Annual Meeting. The Compensation Committee of the Board of Directors (“Compensation Committee”) will continue to consider the results of future advisory votes on executive compensation when making future decisions regarding the structure and implementation of our executive compensation program.

Roles and Responsibilities

The Compensation Committee has the primary responsibility for assisting the Board in the development, evaluation, and approval of our executive compensation programs. Our Chief Executive Officer and our President assist the Compensation Committee in administering our compensation programs. Matters considered by the Compensation Committee include, but are not limited to, competitive market information, current industry trends, compensation practices and guidelines, and, in years when the Compensation Committee engages a consultant, research by an independent compensation consultant. In general, the roles are discussed below; additional details regarding the roles of each are discussed throughout this Compensation Discussion and Analysis section.

Compensation Committee - The Compensation Committee’s primary responsibilities include: (1) establishing, in consultation with management, the Company’s general compensation and incentive philosophy; (2) establishing, reviewing and recommending approval of each Executive Officer’s annual compensation, and evaluating his/her performance in light of the goals and objectives of the Company’s executive compensation plans, (3) evaluating the appropriate level of compensation for Board and committee service by members of the Board, (4) reviewing incentive compensation programs to ensure unnecessary risk is not encouraged, and (5) overseeing the long-term incentive plan, the annual cash incentive plan and any other equity-based awards.

Management - In collaboration with the Compensation Committee and considering information provided by the compensation consultant, in years when one is retained by the Compensation Committee, our Chief Executive Officer and our President coordinate the review of the compensation programs for senior management, including the Named Executive Officers. Such review includes an evaluation of individual and Company performance, competitive practices and trends, and various compensation issues. Based on the outcomes of this review, our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of each of the Named Executive Officers, other than the Chief Executive Officer.

Compensation Consultant - In the first quarter of 2014, the Compensation Committee retained the services of Towers Watson (“Towers”), a compensation consultant, to assist in evaluating and discussing various aspects of our compensation structure. The Compensation Committee requested assistance and advice in connection with: (i) various options for a Long-Term Incentive Plan (“LTIP”) design; (ii) target grants for various members of management, including each of the Named Executive Officers, under such LTIP; and (iii) the level and form of compensation for members of our Board of Directors. Towers attended meetings with our Compensation Committee and management as needed and utilized a group of peer companies in recommending an appropriate structure for an LTIP, including specific recommendations in connection with various elements of such a plan through which the interests of management are directly aligned with those of our stockholders. Additionally, Towers provided advice regarding target grants for members of management based on research and analysis of practices of certain peer companies, as well as various forms of compensation, and levels thereof, provided to members of the Board of Directors. Towers did not provide any other services to the Company, and the Compensation Committee confirmed Towers’ ability to provide independent advice to the Compensation Committee.

Use of Peer Group Data

Compensation to our Named Executive Officers is intended to be competitive with that of similar companies. As part of our assessment, we look to the compensation paid to individuals with similar responsibilities at peer companies.  Because peer selection is somewhat difficult due to the lack of publicly-traded companies with which we compete and the lack of available data for privately-held competitors, we also consider compensation levels within our relevant labor market to ensure that PGT’s compensation arrangements are in line with companies of its size.

Based on our assessment, we believe our total direct annual compensation to senior management (including our Named Executive Officers), comprised of total cash compensation and the annualized expected value of long-term incentive awards is generally at or below the level of total direct compensation for our peer group.

However, for purposes of determining appropriate levels of certain aspects of executive compensation for our Named Executive Officers, we have also compared base salaries, annual bonus targets and longer-term incentive targets against the median levels of such compensation elements at a selected peer group of similarly situated companies. Following are the most relevant companies included in our most recent peer group which were selected for a variety of reasons which included industry, revenue size, investor comparisons, and competition for talent:

Trex Company                                      Eagle Materials, Inc.
AAON                                                 American Woodmark Corp.
Gibraltar Industries, Inc.                        Simpson MFG
Ply Gem Industries, Inc.                        Atrium Companies, Inc.

Additionally, based on our assessment we do not believe our compensation programs encourage excessive risk-taking, nor do we believe that they are reasonably likely to have a material adverse effect on our Company.

Compensation Actions for 2015

When evaluating and setting the 2015 executive compensation relative to our performance, the Compensation Committee, the Chief Executive Officer and the President took into account the economic environment in which we are currently operating, the state of the housing market, unemployment rates both nationally and in the Company’s core markets, the national credit landscape, and sensitivity regarding executive pay. We believe our programs have a balanced approach and properly reflect our views that, in challenging times, senior management, including the Named Executive Officers, should sacrifice in the interest of the Company with the expectation that, in more profitable years, such sacrifices will be rewarded.  This philosophy is evidenced by the fact that in fiscal years 2009, 2010, 2011, and 2012, excluding increases in connection with acquiring significant additional responsibilities, none of our Named Executive Officers received a base salary increase. Actions such as these helped strengthen our financial position and positioned us to compete more effectively in the long-term.

Compensation Elements We Used in 2015

The following items summarize the essential elements used as compensation tools to reward and retain our Named Executive Officers during fiscal 2015:

•
Annual Base Salary.  Base salaries for our executives depend on the scope of their responsibilities and performance.  Our objectives are to target annual base salary at the median level and to make it competitive, when taken in conjunction with the other compensatory elements;

•	Annual Cash Incentive Plan. For each executive, we use annual cash bonuses for the achievement of annual company and individual performance objectives;

•
Long-Term Incentive Plan.  Our long-term incentive program is designed to recognize leadership accomplishments, scope of responsibilities and performance, retain our executives and align their interest with long-term stockholder value. We grant restricted stock to effectively focus our executives on delivering long-term value for PGT and its stockholders; and

•
Executive Benefits and Perquisites.  As the Company seeks to maintain a classless culture in our facilities and operations, our executive compensation program remains relatively free of executive benefits and perquisites. Such benefits and perquisites which do exist, however, are described below.

Annual Base Salary

Our Compensation Committee separately considers the salary and bonus of our Chief Executive Officer.  In determining his annual compensation, our Compensation Committee considers the highly competitive industry in which we operate and the unique experience he brings to the position as well as his contributions to our long-term performance.

For our other Named Executive Officers, our Chief Executive Officer provides our Compensation Committee with recommendations regarding compensation.  Our Compensation Committee reviews such recommendations and approves annual compensation for Named Executive Officers, consisting of base salary and target bonus (discussed below), on an annual basis.  Our Compensation Committee may request additional information and analysis and ultimately determines in its discretion, based on its own analysis and judgment and the recommendations of the Chief Executive Officer, whether to approve any recommended changes in compensation.

Our goal is to pay each Named Executive Officer a base salary sufficient to remain competitive in the market. See the “Summary Compensation Table” for a listing of our Named Executive Officers.  At the end of fiscal 2015, Mr. Hershberger’s base salary was $482,040 per year, Mr. Jackson’s base salary was $432,600 per year, Mr. West’s base salary was $230,000 per year, and Mr. Ferrucci’s base salary was $233,810 per year. These amounts are per 52-week year. Such base salaries reflect raises which were based on Company performance measured in terms of top-line sales, market share gains, and earnings, as well as increased responsibility in the case of certain of the Named Executive Officers, and all such raises were approved by the Compensation Committee. Base salary paid to the Named Executive Officers in 2015 constituted approximately the following percentages of their total compensation as set forth in the Summary Compensation Table:  Mr. Hershberger: 34%; Mr. Jackson: 41%; Mr. West: 62%; and, Mr. Ferrucci: 63%.

Annual Cash Incentive Plan

In order to provide incentives for future annual performance, we believe that a substantial portion of each Named Executive Officer’s total potential compensation should be in the form of a bonus, the amount of which is based upon both individual and Company performance. Accordingly, our policy is to allocate an amount equal to a target range of 45% to 100% of a Named Executive Officer’s annual base salary to performance based cash bonus awards. The target percentage of each Named Executive Officer’s annual base salary is determined by comparing the total annual cash compensation, including cash incentives, paid to individuals with similar responsibilities at peer companies, to the Named Executive Officer’s annual base salary.

Our Board of Directors established annual cash bonus targets as a percentage of salary under the 2015 Annual Incentive Plan (“2015 AIP”) for each Named Executive Officer.  As a percentage of base salary, these targets were 100% for Mr. Hershberger, 100% for Mr. Jackson, 45% for Mr. West for the period during 2015 that he was Vice President and Chief Financial Officer, and 60% for the period during 2015 after becoming Senior Vice President, and 45% for Mr. Ferrucci. The performance goals for the 2015 AIP represented 100% of the total target payout. The 2015 AIP did not include a discretionary portion as in certain prior years. The performance goals for 2015 were based on Net Sales, EBITDA (calculated consistent with operating results pursuant to generally accepted accounting principles, adjusted upward by management for certain non-controllable operating costs, with approval by the Board of Directors, to properly reflect the Company’s operational performance) and EBITDA Margin (i.e. EBITDA as a percentage of sales). Additionally, the 2015 AIP was modified to recognize the varying levels of responsibility for consolidated operating results, with those participants deemed to have 100% responsibility for consolidated operating results receiving the full payout percentage, and those deemed to have a lower level receiving less based on a calculation developed by management, with Board of Directors approval.

The table below provides a summary of the Company’s performance results of the 2015 AIP comparing target to actual performance measure results (dollars in millions):

Performance Measure	Percentage	Minimum Performance Measure	Target Performance Measure	200% Level Performance Measure	Actual Performance Results	Performance Rating(1)	Payout Percent(1)
		50%	100%	200%
Net Sales	30%	$369.3	$390.4	$448.9	$389.8	98.6%	29.6%
EBITDA	50%	$62.9	$72.6	$87.6	$61.9	45.0%	0.0%
EBITDA Margin	20%	17.0%	18.6%	19.5%	17.3%(2)	58.5%	11.7%
	100%						41.3%
(1) A performance rating below 50% does not meet the minimum performance measure and, therefore, results in a zero payout percentage for the related performance measurement category.
(2) Represents EBITDA margin, calculated using operating results pursuant to generally accepted accounting principles, as adjusted upward by management for certain non-controllable operating costs, with approval by the Board of Directors, to properly reflect the Company's operational performance in 2015.

The table below provides a summary of each Named Executive Officer’s bonus payment under the 2015 AIP:

		Company Performance
	2015 Target Bonus Amount	Payout Percent	Rating Multiplied By Target Bonus
Rodney Hershberger	$476,100	41.3%	$196,680
Jeffrey T. Jackson	$427,268	41.%3	$176,507
Bradley West	$112,604	41.3%	$46,598
Mario Ferrucci III	$104,920	38.9%(1)	$40,785
(1) Eligible payout percent was adjusted to reflect lower level of responsibility for consolidated entity performance, relative to other members of executive management.

All of the 2015 AIP was paid out in February 2016. All employees of the Company who participated in the 2015 AIP were awarded payments, including the Named Executive Officers.

On January 27, 2016, the Compensation Committee unanimously approved the 2016 AIP, and on February 2, 2016, our Board of Directors unanimously ratified approval of the 2016 AIP. The 2016 AIP established annual cash bonus targets as a percentage of salary for each Named Executive Officer. As a percentage of base salary, these targets are currently 100% for Mr. Hershberger, 100% for Mr. Jackson, 60% for Mr. West, and 45% for Mr. Ferrucci are:

•	30% based on Net Sales,
•	50% based on EBITDA,
•	20% based on EBITDA Margin.

If the Company achieves less than 100% of its target for Net Sales, EBITDA, or EBITDA Margin (each as calculated pursuant to generally accepted accounting principles, as adjusted by management, with approval by the Board of Directors), the corresponding percentage of the opportunity based on such respective measurement will be reduced accordingly. Conversely, if the Company achieves greater than 100% of its target for Net Sales, EBITDA, or EBITDA Margin, the corresponding percentage of the opportunity based on such respective measurement will be increased. Specific targets, for each of the above, are set annually so they can only be achieved through performance that exceeds that which is generally expected in the current economic and industrial environment. As such, Company-wide performance at these targeted levels, which is required for an Executive Officer to obtain his/her target annual cash bonus, is challenging.

Long-Term Incentive Plan

We believe the best way to align the interests of the senior leaders, including all of the Named Executive Officers, and our stockholders are for such leaders to own a meaningful amount of our common stock. Long-term incentive compensation, rather than reflecting a single year’s results, is intended to reward performance over the long-term. Our practice had been to structure this long-term incentive compensation in the form of options. However, after considering various ways of structuring long-term incentives, and in order to reach the objective stated above as well as to help attract and retain qualified executives, our Compensation Committee approved a Long-Term Incentive Plan for 2015 (2015 LTIP), and on March 4, 2015, we granted equity-based awards to senior leaders, including all of the Named Executive Officers.

Our Board of Directors established long-term incentive compensation targets for 2015 as a percentage of salary under the 2015 LTIP for each Named Executive Officer. As a percentage of base salary, these targets were 150% for Mr. Hershberger, 100% for Mr. Jackson, 40% for Mr. West, and 40% for Mr. Ferrucci. The 2015 LTIP awards were comprised fully of restricted stock, half of which were a fixed quantity and vest in equal amounts over a three-year period on the first, second and third anniversary of the grant date of the award. The other half were subject to performance criteria, that provided for a graded awarding of shares based on the percentage by which the Company met earnings before interest and taxes, as defined, in our 2015 business plan. The percentages, ranging from less than 80% to greater than 120%, provided for the awarding of shares ranging from none, to 150% of the initial number of shares awarded and vest in equal amounts on the second and third anniversary dates of the grant date of the award. The grant date fair value of the 2015 LTIP on March 4, 2015 was $10.95 per share, representing the prior day’s closing share price of our common stock. The following table sets forth the 2015 LTIP amounts by named executive in grant date fair value and shares awarded for both the fixed and performance portions of the award:

	2015 LTIP			Fixed LTIP		Performance LTIP
	$	Grant Date Fair Value/Shr	Shares	$	Shares	$	Shares
Rodney Hershberger	$702,000	$10.95	64,110	$351,000	32,055	$351,000	32,055
Jeffrey T. Jackson	$420,000	$10.95	38,356	$210,000	19,178	$210,000	19,178
Bradley West	$82,400	$10.95	7,526	$41,200	3,763	$41,200	3,763
Mario Ferrucci III	$93,524	$10.95	8,542	$46,762	4,271	$46,762	4,271

The following table sets forth the threshold, target and maximum under the 2015 LTIP by Named Executive Officer in grant date fair value and shares for the performance portion of the award:

	Threshhold		Target		Maximum
Performance(1)	80%		100%		120%
Awarded Shares(1)	50%		100%		150%
	Grant Date Fair Value in $	Grant Date Fair Value in Shares	Grant Date Fair Value in $	Grant Date Fair Value in Shares	Grant Date Fair Value in $	Grant Date Fair Value in Shares
Rodney Hershberger	$175,500	16,027	$351,000	32,055	$526,500	48,083
Jeffrey T. Jackson	$105,000	9,589	$210,000	19,178	$315,000	28,767
Bradley West	$20,600	1,881	$41,200	3,763	$61,800	5,645
Mario Ferrucci III	$23,381	2,135	$46,762	4,271	$70,143	6,407
(1) For every 1% above Threshhold Performance of 80% achieved, up to Maximum Performance of 120% of Target Performance of 100%, the number of Awarded Shares increases by 2.5%, from Threshhold Awarded Shares of 50%, up to Maximum Awarded Shares of 150% of the Target Awarded Shares of 100%.  If actual performance is less than 80% of Target Performance, no shares will be awarded.

The table below provides a summary of the Company’s performance results of the 2015 LTIP comparing target to actual performance measure results (dollars in millions):

Performance Measure	Threshhold Performance Measure	Target Performance Measure	Maximum Performance Measure	Actual Performance Results(1)(2)	Awarded Shares as % of Target(2)
	80.0%	100.0%	120.0%	85.6%	64.0%
EBIT	$48.9	$61.1	$73.3	$52.3
(1) Represents EBIT, calculated using operating results pursuant to generally accepted accounting principles, as adjusted upward by management for certain non-controllable operating costs, with approval by the Board of Directors, to properly reflect the Company's operational performance in 2015.

(2) For every 1% above Threshhold Performance of 80% achieved, up to Maximum Performance of 120% of Target Performance of 100%, the number of Awarded Shares increases by 2.5%, from Threshhold Awarded Shares of 50%, up to Maximum Awarded Shares of 150% of the Target Awarded Shares of 100%.

The following table provides a summary of each Named Executive Officer’s award, in both grant date fair value and shares, under the 2015 LTIP:

	2015 Performance LTIP Amount in Shares	Awarded Shares as % of Target	2015 Performance LTIP Awarded Shares		2015 Performance LTIP Award in $
				Grant Date Fair Value
Rodney Hershberger	32,055	64.0%	20,515	$10.95	$224,640
Jeffrey T. Jackson	19,178	64.0%	12,274	$10.95	$134,400
Bradley West	3,763	64.0%	2,408	$10.95	$26,368
Mario Ferrucci III	4,271	64.0%	2,733	$10.95	$29,928

The Compensation Committee periodically reviews the AIP and LTIP performance goals in light of changes in the Company’s strategy, industry-specific market conditions, and general economic conditions to determine whether or not the performance measures remain appropriate to properly motivate participants.

The Compensation Committee met on January 27, 2016 and approved and agreed to recommend to the Board for ratification a combination of time-vesting and performance-based restricted stock for fiscal 2016 to be granted pursuant to the 2016 LTIP. The Board ratified such action on February 2, 2016, and the grants were awarded on March 3, 2016.

Approximately one-half of the value of the 2016 LTIP awards were in the form of performance-based restricted stock grants subject to the achievement of defined performance goals, with awards to be earned in a greater or lesser amount if performance is above or below target. The remaining 50% of the value of the 2016 LTIP awards were restricted stock grants subject to time vesting. The grant date fair value of the 2016 LTIP on March 3, 2016 was $9.23 per share, representing the prior day’s closing share price of our common stock.

The following table provides a summary of each Named Executive Officer’s award, in both grant date fair value and shares, under the 2016 LTIP:

	2016 LTIP			Fixed LTIP		Performance LTIP
	$	Grant Date Fair Value/Shr	Shares	$	Shares	$	Shares
Rodney Hershberger(1)	$766,443	$9.23	83,038	$383,222	41,519	$383,222	41,519
Jeffrey T. Jackson(1)	$458,566	$9.23	49,682	$229,283	24,841	$229,283	24,841
Bradley West(1)	$125,000	$9.23	13,542	$62,500	6,771	$62,500	6,771
Mario Ferrucci III(1)	$70,143	$9.23	7,600	$35,072	3,800	$35,072	3,800
(1) For the 2016 LTIP, the long-term incentive compensation targets as a percentage of salary for the Named Executive Officers are, 150% for Mr. Hershberger; 100% for Mr. Jackson; 50% for Mr. West; and, 30% for Mr. Ferrucci.

Executive Benefits and Perquisites

In 2015, the Company modified its executive compensation program to provide half of the monthly cost of club memberships to the Sarasota Yacht Club, the location of the 2016 stockholders meeting, for its Chief Executive Officer, Mr. Hershberger, its President and Chief Operating Officer, Mr. Jackson, and its Senior Vice President and Chief Financial Officer, Mr. West.

Our executive compensation program remains relatively free of fringe benefits and perquisites. Generally, benefits and perquisites available to executive officers are available to all employees on similar terms. However, only executive officers and certain of their direct reports are currently eligible to participate in the Company’s LTIP.

Except for the club memberships to the Sarasota Yacht Club for the chosen three individuals described above, the Company does not provide its executive officers separate dining or other facilities, company cars, club dues, or other similar perquisites. Company provided air travel for executive officers is for business purposes only. The Company’s use of non-commercial aircraft on a rental basis is limited to appropriate business-only travel. The Company’s health care, insurance, 401(k) plan, and other welfare and employee-benefit programs are substantially the same for all eligible employees, including the Named Executive Officers. Additionally, the Company does, within certain limits, provide our products free of charge to executive officers and certain of their direct reports for installation in their respective primary residences. The Company does not, however, pay for the cost of installing such product.

The value of benefits and perquisites provided, including the membership dues to the Sarasota Yacht Club described above, are presented in the “All Other Compensation” column (and described in the related footnotes) of the “Summary Compensation Table”.

Other Compensation

Retirement/Post-Employment Benefits.  The Company does not provide any retirement programs, pension benefits or deferred compensation plans to its Named Executive Officers other than its 401(k) plan, which is available to all employees.

Summary Compensation Table

						Non-Equity
						Incentive
				Equity Awards(2)		Plan
				Stock	Option	Compen-	All Other
Name and Position	Year(1)	Salary	Bonus	Awards(3)	Awards	sation(4)	Compensation		Total
Rodney Hershberger	2015	$476,100	$-	$702,000	$-	$196,680	$7,487		$1,382,267
Chairman and Chief	2014	471,212	-	702,000	-	304,482	17,924	(6)	1,495,618
Executive Officer	2013	403,750	-	-	-	606,047	11,625	(7)	1,021,422

Jeffrey T. Jackson	2015	427,268	-	420,000	-	176,507	7,294		1,031,069
President and Chief	2014	397,981	-	285,000	-	220,584	7,800		911,365
Operating Officer	2013	330,289	-	-	-	371,833	9,571		711,693

Bradley West (5)	2015	219,270	-	82,400	-	46,598	4,203		352,471
Sr. Vice President	2014	195,865	-	74,000	-	50,660	6,191		326,716
and Chief Financial
Officer

Mario Ferrucci III	2015	233,155	-	93,524	-	40,785	2,899		370,363
Vice President and	2014	230,328	-	90,800	-	59,466	6,721		387,315
General Counsel	2013	217,894	-	-	-	130,828	6,505		355,227

(1) The years of 2015 and 2013 were composed of 52 weeks. The year of 2014 was composed of 53 weeks.

(2) Amounts shown reflect the aggregate grant date fair value of stock awards and option awards granted during the reported fiscal year, computed in accordance with FASB ASC Topic 718. Stock awards represent grants of restricted stock the values of which are calculated using (a) the number of shares awarded as of the grant date and (b) the market value of the stock on the date awarded. Option awards represent grants of stock options the values of which are calculated using (a) the number of options awarded as of the grant date and (b) the fair value of the option per the Black-Scholes method of stock option valuation. Grant date fair values are based on the accounting assumptions included in Note 16 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended January 2, 2016 filed with the Securities and Exchange Commission on March 11, 2016.

(3) Reflects annual equity incentive awards granted under the 2015 Long-Term Incentive Plan. For information regarding our 2015 Long-Term Incentive Plan, see the discussion in “Executive Compensation — Compensation Discussion and Analysis - Long-Term Equity-Based Incentives”. See the table titled "Grants of Plan-Based Awards in 2015" under the columns titled "Estimated Future Payouts in Shares Under Equity Incentive Plan Awards - Target" and "All Other Stock Awards: Number of Shares of Stock or Units". These amounts represent the total of the shares granted, including those subject to Company performance criteria at target, at the grant date fair value of $10.95 per share. Regarding the shares awarded under the 2015 LTIP subject to Company performance criteria, the maximum number of shares possible under the award were 150% of target, which for Mr. Hershberger was 48,083 shares, or grant date fair value of $526,500; for Mr. Jackson was 28,767 shares, or grant date fair value of $315,000; for Mr. West was 5,645 shares, or grant date fair value of $61,800, and for Mr. Ferrucci was 6,407 shares, or grant date fair value of $70,143. See also "Outstanding Equity Awards at Year-End 2015 - Stock Awards".

(4) Reflects annual cash incentive awards earned under the 2015, 2014 and 2013 Annual Incentive Plans. For information regarding our Annual Incentive Plan, see the discussion in “Executive Compensation — Compensation Discussion and Analysis - Annual Cash Incentive Plan.”

(5) Mr. West was appointed as Chief Financial Officer on May 7, 2014, and Senior Vice President on August 10, 2015.

(6) Includes employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $10,987 and the value of free PGT window and door products of $6,937 (installation paid for by employee).

(7) Represents employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan.

The following table contains information concerning the potential threshold, target and maximum payments originally applicable to each of our Named Executive Officers under the 2015 AIP and 2015 LTIP. Awards earned by our Named Executive Officers, under the 2015 AIP are included in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation”. AIP Awards earned by our Named Executive Officers under the 2015 AIP were paid in February 2016. Awards granted to our Named Executive Officers, under the 2015 LTIP are included in the Summary Compensation Table in the column titled “Equity Awards – Stock Awards”.

Grants of Plan-Based Awards for 2015

	Estimated Possible Payouts in $ Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts in # of Shares Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock		Grant Date Fair Value in $ of Stock and Option Awards
Name	Threshold	Target	Maximum	Threshold	Target	Maximum		or Units (#)		(3)(4)(5)
Rodney Hershberger	$238,050	$476,100	$-	-	-	-		-		$-
Granted 03/04/15	-	-	-	-	-	-		32,055	(3)	351,000
Granted 03/04/15	-	-	-	16,027	32,055	48,083	(4)	-		351,000

Jeffrey T. Jackson	213,634	427,268	-	-	-	-		-		-
Granted 03/04/15	-	-	-	-	-	-		19,178	(3)	210,000
Granted 03/04/15	-	-	-	9,589	19,178	28,767	(4)	-		210,000

Bradley West	56,302	112,604	-	-	-	-		-		-
Granted 03/04/15	-	-	-	-	-	-		3,763	(3)	41,200
Granted 03/04/15	-	-	-	1,881	3,763	5,645	(4)	-		41,200

Mario Ferrucci III	52,460	104,920	-	-	-	-		-		-
Granted 03/04/15	-	-	-	-	-	-		4,271	(3)	46,762
Granted 03/04/15	-	-	-	2,135	4,271	6,406	(4)	-		46,762

(1) These columns show the range of payouts targeted for 2015 performance under the PGT, Inc. 2015 Annual Incentive Plan (AIP). The 2015 AIP is described in the section titled “Annual Cash Incentive Plan” in the Compensation Discussion and Analysis. Payments of cash bonuses to be made to participants in 2016 related to the 2015 AIP were made on February 19, 2016 and the amounts are included in the Summary Compensation Table in the column titled "Non-Equity Incentive Plan Compensation". The 2015 AIP has no stated maximum.

(2) These columns show the range of payouts targeted for 2015 performance under the PGT, Inc. 2015 Long-Term Incentive Plan (LTIP). The 2015 LTIP is described in the section titled “Long-Term Incentive Plan” in the Compensation Discussion and Analysis.

(3) Represents restricted stock awarded under the 2015 LTIP. The restrictions laspe over time in three equal amounts on the first, second and third anniversary dates of the grant which began on March 4, 2016. See also "Outstanding Equity Awards at Year-End 2015 - Stock Awards". The grant date fair value of these awards are included in the Summary Compensation Table in the column titled "Equity Awards - Stock Awards" for 2015.

(4) Represents restricted stock awarded under the 2015 LTIP, subject to Company performance criteria. The performance criteria provides for a graded awarding of shares based on the Company's performance for 2015. The grant date fair value of these awards are based upon the probable outcome of the performance conditions at the time of the date of grant, accordingly the values set forth in the above table are based on assuming target performance. Based on the Company's 2015 results, the actual number of shares awarded under this grant was 64.0% of the Target award, which for Mr. Hershberger was 20,515 shares, or grant date fair value of $224,640; for Mr. Jackson was 12,274 shares, or grant date fair value of $134,400; for Mr. West was 2,408 shares, or grant date fair value of $26,368; and Mr. Ferrucci was 2,733 shares, or grant date fair value of $29,928. The restrictions laspe over time in two equal amounts on the second and third anniversaries of the grant date of March 4, 2015. See also "Outstanding Equity Awards at Year-End 2015 - Stock Awards".

(5) The grant date fair value of stock awards was calculated in accordance with FASB ASC Topic 718, based on the grant date fair market value of our common stock, which we define as the closing price of our common stock immediately prior to the grant date, which was $10.95 per share. See "Summary Compensation Table - Equity Awards - Stock Awards".

Employment Agreements

Effective on February 20, 2009, the Named Executive Officers individually, entered into employment agreements with the Company that superseded and replaced prior employment agreements, if any, entered into by each Named Executive and the Company.

Pursuant to the employment agreements, in the event that (a) the executive’s employment is terminated by the Company without “cause” (as defined in the employment agreement) or (b) the executive terminates his or her employment for “good reason” (as defined in the employment agreement), and subject to the execution and non-revocation of a release, the executive is entitled to (1) continuation of his/her base salary for twelve months after the date of termination (except in the case of Messrs. Hershberger and Jackson, for whom the period is 24 months), (2) payment by the Company of applicable premiums for medical benefits for twelve months following the date of termination (except in the case of Messrs. Hershberger and Jackson for whom the period is 24 months); and (3) payment in a lump sum of an amount of cash equal to 100% of the executive’s target incentive amount (except for Messrs. Hershberger and Jackson from whom such percentage is 200%) payable under the Company’s annual incentive plan for the award period ending in which the termination of employment occurred.

Should the executive terminate his/her employment other than for “good reason”, the Company will continue to pay such executive’s salary for the shorter of thirty days or the notice period provided by the executive with respect to his/her termination.  Further, under each employment agreement, in the event that the executive’s employment is terminated by his or her death or disability (as defined in the employment agreement), the Company will pay to the executive (or, in the case of death, to his or her designated beneficiary) his or her base salary for a period of twelve months.

Each employment agreement also provides that during the executive’s employment with the Company and at all times thereafter, he or she may not disclose any confidential information of the Company and that all inventions of the executive shall belong exclusively to the Company.  In addition, each employment agreement provides that during the executive’s employment with the Company and for two years thereafter, unless the employment agreement is terminated by the Company without “cause” or by such executive for “good reason”, in which case the period will be the duration of the executive’s employment with the Company and for one year thereafter, the executive may not directly or indirectly compete with the Company or solicit employees of the Company.

The following table summarizes the value of the termination payments and benefits that each of our Named Executive Officers would receive under the circumstances shown had such circumstances occurred on the last business day of our fiscal year 2015. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees.

Summary of Termination Payments and Benefits

	Rodney	Jeffrey T.	Bradley	Mario
	Hershberger	Jackson	West	Ferrucci III
Reason for Termination:

By Corporation Without
Cause or by the Executive
for "Good Reason"
Cash Severance(1)	$1,928,160	$1,730,400	$368,000	$339,025
Total Estimated Value of
Payments	$1,928,160	$1,730,400	$368,000	$339,025

Death or Disability(2)
Cash Severance(3)	$482,040	$432,600	$230,000	$233,810
Total Estimated Value of
Payments	$482,040	$432,600	$230,000	$233,810

(1) Includes the dollar value of continuation of Mr. Hershberger's then-current base salary for a period of 24 months plus 200% of his target incentive amount. Includes the dollar value of continuation of Mr. Jackson's then-current base salary for a period of 24 months plus 200% of his target incentive amount. Includes the dollar value of continuation of Mr. West's, and Mr Ferrucci's then-current base salary for a period of 12 months plus 100% of his target incentive amount.

(2) Does not include the dollar value of potential short-term and/or long-term disability payments.

(3) Includes the dollar value of continuation of the executive’s then-current base salary for a period of twelve months.

2015 Annual Incentive Plan

The Company’s 2015 Annual Incentive Plan is discussed in “Compensation Discussion and Analysis—Annual Cash Incentive Plan.”

2015 Long-Term Incentive Plan

The Company’s 2015 LTIP is discussed in “Compensation Discussion and Analysis—Long-Term Incentive Plan.”

Outstanding Equity Awards at Year-End 2015

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have		Market Value of Shares or Units of Stock That Have
Name	Exercisable	Unexercisable	Price	Date	Not Vested		Not Vested(2)
Rodney Hershberger	91,881 (1)	-	$0.92	1/21/2016	-		$-
	972,026	-	2.00	4/6/2020	-		-
	-	-	-	-	32,055	(3)	365,106	(3)
	-	-	-	-	32,055	(4)	365,106	(4)
	-	-	-	-	19,814	(5)	225,681	(5)
	-	-	-	-	17,089	(6)	194,644	(6)

Jeffrey T. Jackson	288,880	-	2.00	4/6/2020	-		-
	-	-	-	-	19,178	(3)	218,437	(3)
	-	-	-	-	19,178	(4)	218,437	(4)
	-	-	-	-	8,044	(5)	91,621	(5)
	-	-	-	-	6,938	(6)	79,024	(6)

Bradley West	82,411	-	2.00	4/6/2020	-		-
	-	-	-	-	3,763	(3)	42,861	(3)
	-	-	-	-	3,763	(4)	42,861	(4)
	-	-	-	-	2,088	(5)	23,782	(5)
	-	-	-	-	1,801	(6)	20,513	(6)

Mario Ferrucci III	16,872	-	2.00	4/6/2020	-		-
	-	-	-	-	4,271	(3)	48,647	(3)
	-	-	-	-	4,271	(4)	48,647	(4)
	-	-	-	-	2,562	(5)	29,181	(5)
	-	-	-	-	2,210	(6)	25,172	(6)

(1) These options were exercised on January 5, 2016.

(2) Based on the closing price of $11.39 of our common stock on December 31, 2015, the last day on which stock markets were open during our 2015 fiscal year.

(3) Represents restricted stock awarded under the 2015 LTIP. The restrictions laspe over time in three equal amounts on the first, second and third anniversary dates of the grant which began on March 4, 2016. See "Grants of Plan-Based Awards in 2015 - All Other Stock Awards: Number of Shares of Stock or Units" and "Grants of Plan-Based Awards in 2015 - Grant Date Fair Value of Stock and Option Awards". The grant date fair value of this award is also included in the Summary Compensation Table under the column titled "Equity Awards - Stock Awards" for 2015.

(4) Represents restricted stock awarded under the 2015 LTIP, subject to Company performance criteria. The performance criteria provides for a graded awarding of shares based on the Company's performance for 2015. The number of shares of stock that have not vest in this table are based on Target as the Company's actual results for 2015 were between Threshhold and Target. Based on the Company's 2015 results, the actual number of shares awarded under this grant was 64.0% of the Target award, which for Mr. Hershberger was 20,515 shares, or year-end market value of $233,666; for Mr. Jackson was 12,274 shares, or year-end market value of $139,801; for Mr. West was 2,408 shares, or year-end fair market value of $27,427; and, for Mr. Ferrucci was 2,733 shares, or year-end market value of $31,129. The restrictions laspe over time in two equal amounts on the second and third anniversaries of the grant date of March 4, 2015. See "Grants of Plan-Based Awards in 2015 - Estimated Future Payouts in Shares Under Equity Incentive Plan Awards" and "Grants of Plan-Based Awards in 2015 - Grant Date Fair Value of Stock and Option Awards". The grant date fair value of this award is also included in the Summary Compensation Table under the column titled "Equity Awards - Stock Awards" for 2015.

(5) Represents restricted stock awarded under the 2014 LTIP. The restrictions laspe over time in three equal amounts on the first, second and third anniversary dates of the grant which began on March 4, 2015. The second third (or half of this amount) vested on March 4, 2016, with the final third scheduled to vest on March 4, 2017.

(6) Represents restricted stock awarded under the 2014 LTIP, which was subject to Company performance criteria. The restrictions laspe over time in two equal amounts on the second and third anniversaries of the grant date of March 4, 2014, with half vesting on March 4, 2016, and the reamainder scheduled to vest on March 4, 2017.

Option Exercises and Stock Vested Table

	Option Awards(1)		Stock Awards(2)
	Number of Shares Acquired	Value Realized on	Number of Shares Acquired	Value Realized on
Name	on Exercise	Exercise	on Vesting	Vesting
Rodney Hershberger	-	$-	9,907	$108,482
Jeffrey T. Jackson	205,000	2,350,643	4,022	44,041
Bradley West	20,000	240,214	1,045	11,443
Mario Ferrucci III	55,000	612,161	1,282	14,038

(1) The value realized on the exercise of stock options is based on the difference between the exercise price and the market price on the date of exercise (used for tax purposes) of our common stock.

(2) The value realized on the vesting of stock awards is based on the closing market price on the day before the date of vesting (used for tax purposes) of our common stock.

Change in Control Arrangements

No agreements exist between the Company and its Named Executive Officers that could trigger any payments in connection with a change in control.

DIRECTOR COMPENSATION

Annual compensation of the Board of Directors typically occurs in May of each year. As previously discussed under “Information Regarding the Board and its Committees-Information on the Compensation of Directors,” in 2015, except for Ms. Bargabos, whose tenure on the Company’s Board of Directors did not begin until February 1, 2016, all non-management directors received the following annual compensation: (a) a cash retainer of $57,500; (b) restricted stock, the restrictions on which are be scheduled to lapse on the first anniversary of the date of grant, granted at the beginning of each year of service as a Director with a value at the time of issuance of approximately $57,500; (c) an annual cash retainer of $7,500 for service on the Audit Committee, and $5,000 for service on each of the Compensation Committee and Governance Committee, and (d) reimbursement of reasonable travel expenses.

Director Compensation for Fiscal Year 2015

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Sheree L. Bargabos(3)	$-	$-	$-
Alexander R. Castaldi	57,500	57,500	115,000
Richard D. Feintuch(4)	70,000	57,500	127,500
Rodney Hershberger(5)	-	-	-
Jeffrey T. Jackson(5)	-	-	-
M. Joseph McHugh(6)	65,000	57,500	122,500
Brett N. Milgrim	57,500	57,500	115,000
William J. Morgan(7)	65,000	57,500	122,500
Floyd F. Sherman(8)	62,500	57,500	120,000

(1) Differences in fees reflect additional fees earned or received from serving on and attending meetings of one or more committees of the Board of Directors.

(2) Amounts shown reflect the aggregate grant date fair value of stock awards and option awards granted during the reported fiscal year, computed in accordance with FASB ASC Topic 718. The stock awards represent grants of restricted stock the values of which are calculated using (a) the number of shares awarded as of the grant date, or 4,741 shares, and (b) the market value of the stock on the date awarded, or $12.13 per share. The restrictions on these shares lapse on the first anniversary date of the grant, or May 20, 2016.

(3) Ms. Bargabos was appointed to the Board of Directors effective on February 1, 2016 and, therefore, received no compensation in 2015.

(4) As of January 2, 2016, Mr. Feintuch held a total of 151,154 exercisable options to purchase our common stock.  Of the 151,154 exercisable options held by Mr. Feintuch, 49,459 have an exercise price of $1.98 per share and expire on April 7, 2020 and 101,695 have an exercise price of $2.04 per share and expire on May 3, 2022.

(5) Mr. Hershberger, in addition to being the Chairman of the Board of Directors, is also a member of the Company's executive management and, therefore, receives no compensation for his service on the Board of Directors. Mr. Jackson, in addition to being a member of the Board of Directors, is also a member of the Company's executive management and, therefore, receives no compensation for his service on the Board of Directors.

(6) As of January 2, 2016, Mr. McHugh held a total of 83,601 exercisable options to purchase our common stock, which have an exercise price of $1.98 per share and expire on April 7, 2020.

(7) As of January 2, 2016, Mr. Morgan held a total of 41,395 exercisable options to purchase our common stock, which have an exercise price of $1.98 per share and expire on April 7, 2020.

(8) As of January 2, 2016, Mr. Sherman held a total of 67,797 exercisable options to purchase our common stock, which have an exercise price of $2.04 per share and expire on May 3, 2022.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information, as of January 2, 2016, relating to equity compensation plans of PGT pursuant to which stock options, restricted stock or other rights to acquire shares may be granted from time to time.

	Number of Securities to be Issued Upon Exercise of Outstanding		Weighted-Average Exercise Price of Outstanding	Number of Securities Remaining Available for Future Issuance Under Equity Compensation
	Options		Options	Plans
Equity compensation plans approved
by security holders(1)	-	(3)	-	1,196,506
Equity compensation plans approved
by security holders(2)	3,170,314	(4)	$2.04	- (2)

(1) Includes securities to be issued upon exercise under the 2014 Omnibus Equity Incentive Plan of PGT approved by the stockholders in May 2014. A description of the 2014 Omnibus Equity Incentive Plan is included in Note 16 to the Company’s audited financial statements for the fiscal year ended January 2, 2016, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2016.

(2) Includes securities to be issued upon exercise under the 2006 Equity Incentive Plan of PGT approved by the stockholders in June 2006, as amended, and restated and approved by the stockholders on April 6, 2010. A description of the 2006 Equity Incentive Plan is included in Note 16 to the Company’s audited financial statements for the fiscal year ended January 2, 2016, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2016. Upon the adoption of the 2014 Omnibus Equity Incentive Plan, the Board determined that no further shares would be granted and, therefore, no shares are available under the 2006 Equity Incentive Plan.

(3) No options to purchase common stock have been issued under the 2014 Omnibus Equity Incentive Plan.

(4) Represents outstanding options to purchase common stock, issued under the 2006 Equity Incentive Plan.

IMPACT OF TAX TREATMENTS ON COMPENSATION

Section 162(m) of the Internal Revenue Code limits the tax deduction for public companies to $1 million for compensation paid to a company’s Chief Executive Officer or any of the four other most highly compensated Executive Officers. Qualifying performance-based compensation is not subject to the deduction limit if Internal Revenue Code requirements are met. We believe that stock options granted under our long-term incentive plans would qualify as performance-based compensation. While such stock options vest over a specified period of time contingent upon the option holder’s continued employment with the Company, such stock options only have value if the Company’s performance results in a stock price higher than the price on the date of grant. Restricted stock awards do not qualify as performance-based compensation because they have immediate value (at a minimum, once the restrictions are released) irrespective of the Company’s performance.

While we seek to take advantage of favorable tax treatment for executive compensation where appropriate, the primary drivers for determining the amount and form of executive compensation must be the retention and motivation of superior executive talent rather than tax-based considerations.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on its review and these discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in PGT, Inc.’s Annual Report on Form 10-K for the fiscal year 2015.

Submitted by the Compensation Committee

Alexander R. Castaldi (Chairman)
Floyd F. Sherman
Brett N. Milgrim

* The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of PGT under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that PGT specifically incorporates the Compensation Committee Report by reference therein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of independent, non-employee directors only. Messrs. Castaldi, Feintuch and Sherman served as members of our Compensation Committee during the Company’s 2015 fiscal year, and Messrs. Castaldi, Sherman, and Milgrim currently serve as members of our Compensation Committee. No interlocking relationship existed during 2015 between our Executive Officers, members of our Board of Directors or members of our Compensation Committee, and the Executive Officers, members of the Board of Directors or members of the Compensation Committee of the Board of Directors of any other company.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PARTIES

All related party transactions are reviewed and, as appropriate, may be approved or ratified by the Board of Directors based upon our written policies and procedures. If a Director is involved in the transaction, he may not participate in any review, approval or ratification of such transaction. Related party transactions are approved by the Board of Directors only if, based on all of the facts and circumstances, they are in, or not inconsistent with, the best interests of the Company and the best interests of our stockholders, as the Board of Directors determines in good faith. The Board of Directors takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Board of Directors may also impose such conditions as it deems necessary and appropriate on the Company or the related party in connection with the transaction.

In the case of a transaction presented to the Board of Directors for ratification, the Board of Directors may ratify the transaction or determine whether rescission of the transaction is appropriate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 4, 2015, (the first day of the Company’s 2015 fiscal year), there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than compensation arrangements, which are described above.

In the ordinary course of business, we sell products to Builders FirstSource, Inc. One of our directors, Floyd F. Sherman, is Chief Executive Officer, and a Director of Builders FirstSource, Inc. In addition, Brett N. Milgrim is a Director of Builders FirstSource, Inc. Total net sales to Builders FirstSource, Inc. were approximately $7,900,000 for the year ended January 2, 2016. During the first two months of our 2016 fiscal year, we sold approximately $2,400,000 in windows and related products to Builders FirstSource, Inc. We anticipate continuing to make such sales in the foreseeable future.

AUDIT COMMITTEE REPORT*

The Board of Directors has ultimate authority and responsibility for effective corporate governance, including the role of oversight of the management of the Company. The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities to the Company and its stockholders by overseeing the accounting and financial reporting processes of the Company, the audits of the Company’s consolidated financial statements and the qualifications, selection and performance of the Company’s independent registered public accounting firm.

The Audit Committee reviews our financial reporting process on behalf of the Board. The Audit Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities. Management has the primary responsibility for establishing and maintaining effective systems of internal and disclosure controls, for preparing financial statements, and for the public reporting process. KPMG LLP, PGT’s independent registered public accounting firm for 2015, was responsible for expressing opinions on the conformity of the Company’s audited financial statements for the year ended January 2, 2016 with generally accepted accounting principles and on the effectiveness of internal control over our financial reporting.

With respect to the fiscal year ended January 2, 2016, the Audit Committee, among other things: oversaw the integrity of the Company’s financial statements and financial reporting processes, oversaw compliance with legal and regulatory requirements, reviewed the qualifications and independence of the independent registered public accounting firm, and evaluated the performance of the independent registered public accounting firm.

The Audit Committee has reviewed and discussed with management and KPMG LLP the audited consolidated financial statements for the year ended January 2, 2016. The Audit Committee also discussed with KPMG LLP all matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee has received from KPMG LLP the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has had discussions with KPMG LLP regarding its independence from the Company and its management.

Based on the reviews and discussions described above, the Audit Committee recommended to our Board of Directors, and the Board of Directors approved, inclusion of the audited consolidated financial statements for the fiscal year ended January 2, 2016, in our Annual Report on Form 10-K for 2015 for filing with the SEC.

Submitted by the Audit Committee

William J. Morgan (Chairman)
M. Joseph McHugh
Richard D. Feintuch

* The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

Principal Accountant Fees and Services

The Audit Committee of our Board of Directors is responsible for the appointment, oversight, and evaluation of our independent registered public accounting firm. The Audit Committee has the sole and direct authority to engage, appoint, and replace our independent auditors. In addition, the Audit Committee has established in its charter a policy that every engagement of the Company’s independent registered public accounting firm to perform audit or permissible non-audit services on behalf of the Company or any of its subsidiaries requires pre-approval from the Audit Committee or its designee before such independent registered public accounting firm is engaged to provide those services. Our independent registered public accounting firm may not be retained to perform the non-audit services specified in Section 10A(g) of the Exchange Act. Pursuant to the Audit Committee Charter, the Audit Committee reviews and, in its sole discretion, approves in advance the Company’s independent registered public accounting firm’s annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent registered public accounting firm (which approval may be made after receiving input from the Company’s management, if desired).

With respect to the audits for the years ended January 2, 2016 and January 3, 2015, the Audit Committee approved the audit services performed by KPMG LLP as well as certain audit-related services.

Fees Paid to KPMG LLP

Aggregate fees for professional services rendered by KPMG LLP for the years ended January 2, 2016, and January 3, 2015, were (in thousands):

	2015	2014
Type of Fee
Audit Fees (1)	$973	$860
Audit-Related Fees (2)	183	110
Tax Fees	-	-
All Other Fees	-	-

Total Fees	$1,156	$970

(1) Audit fees for 2015 and 2014 consisted of the audit of the consolidated financial statements included in the Annual Report on Form 10-K and reviews of the interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q.

(2) Audit-related fees include due diligence services rendered in connection with the Company's acquisitions of CGI Windows and Doors Holdings, Inc. in 2014, and WinDoor, Inc. in 2016, the services for which were provided in 2015.

OTHER BUSINESS

We know of no other matters to be submitted at the Meeting. By submitting the proxy, the stockholder authorizes the persons named on the proxy to use their discretion in voting on any matter brought before the Meeting.

GENERAL INFORMATION

A copy of our annual report to stockholders for the fiscal year ended January 2, 2016, is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Meeting. Our annual report to stockholders is not incorporated into this proxy statement and shall not be deemed to be solicitation material. A copy of our Annual Report on Form 10-K and these proxy materials are available without charge on our Company website at www.pgtproxy2016.com. These proxy materials are also available in print to stockholders without charge and upon request, addressed to PGT, Inc., 1070 Technology Drive, North Venice, Florida 34275, Attention: Secretary.

We have not incorporated by reference into this proxy statement the information included on or linked from our website, and you should not consider it to be part of this proxy statement.

If you have any questions, or need assistance in voting your shares, please call American Stock Transfer & Trust Company, LLC toll-free at (800) 937-5449 or locally and internationally at (718) 921-8124.
By Order of the Board of Directors,

Mario Ferrucci III

0

PGT, INC.

Proxy Card

The undersigned stockholder of PGT, Inc. hereby appoints Mario Ferrucci III and Bradley West, and each of them, acting individually, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of PGT, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Sarasota Yacht Club, 1100 John Ringling Boulevard, Sarasota, Florida 34236, on May 19, 2016 at 1:00 p.m. local time and at any adjournment or postponement thereof, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. **If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1, and FOR proposal 2 and proposal 3.**

The undersigned hereby acknowledges receipt of PGT Inc.'s Annual Report for the 2015 fiscal year ended January 2, 2016 and the accompanying Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth on the reverse side.

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

PGT, INC.

May 19, 2016

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
You can obtain the Annual Report on Form 10-K and Proxy Statement at www.pgtproxy2016.com.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330300000000001000 2 051916

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect three Class I directors, nominated by the Board of Directors, each to serve until the 2019 Annual Meeting of Stockholders and until his respective successor has been duly elected and qualified: **The Board of Directors recommends a vote "FOR" all nominees in proposal 1.**

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Alexander R. Castaldi
- ○ M. Joseph McHugh
- ○ William J. Morgan

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for 2016:	☐	☐	☐
The Board of Directors recommends a vote "FOR" proposal 2.			
3. Approve, on an advisory basis, our executive compensation:	☐	☐	☐
The Board of Directors recommends a vote "FOR" proposal 3.			

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.